UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 14, 2001
                                ----------------
                Date of Report (Date of earliest event reported)


                             HEADWATERS INCORPORATED
                            ------------------------
             (Exact name of Registrant as specified in its charter)


            Delaware                      0-27808               87-0547337
            --------                      -------               ----------
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
         incorporation)                                    Identification No.)


                      11778 South Election Road, Suite 210
                                Draper, UT 84020
                                ----------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (801) 984-9400
                                 ---------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

Certain statements in this Report constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, actual results may vary materially from such expectations. For a discussion of certain of the factors that could cause actual results to differ from expectations, please see the information set forth under the caption entitled "Forward-Looking Statements" in PART I, ITEM 2 of Headwaters' Quarterly Report on Form 10-Q for the quarter ended June 30, 2001. There can be no assurance that Headwaters' results of operations will not be adversely affected by such factors. Headwaters undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinion only as of the date hereof.

Item 2.  Acquisition of Hydrocarbon Technologies, Inc.

Headwaters announced on August 29, 2001 that it completed the acquisition of Hydrocarbon Technologies, Inc., effective as of August 28, 2001. Share and dollar amounts included in that press release were based upon reasonable estimations made at that time. The final amounts paid to HTI varied somewhat from those amounts although the differences are immaterial. Shares and dollars actually paid are reflected in the pro forma information included in this Form 8-K. The complete text of the August 29, 2001 announcement follows.

Headwaters Incorporated (Nasdaq: HDWR), today announced that the acquisition of Hydrocarbon Technologies, Inc. ("HTI") has been completed. HTI will be a wholly owned subsidiary of Headwaters Incorporated ("Headwaters"). Consideration at closing consists of $1.5 million in cash, assumption of $1.5 million of HTI debt, the issuance of approximately 605,000 shares of Headwaters' common stock and the assumption of approximately 121,000 options, now convertible into Headwaters' stock. Up to an additional $1.5 million in cash and 605,000 shares of Headwaters' stock is issuable upon HTI's accomplishment of certain milestones over the next two years. These milestones are based on execution of certain significant contracts and achievement of certain EBITDA levels. Based on the current stock price of Headwaters, the acquisition has a total potential purchase price of approximately $17 million.

Initially formed in 1943, HTI and its predecessor have a long history of being in the forefront of developing catalysts and catalytic processes for energy related applications such as Gas to Liquids, Heavy Oil Upgrading, Coal Liquefaction, Gasification and Syngas Synthesis. According to the Department of Energy, "Catalysis and catalytic processes are responsible for about 20% of the U.S. gross domestic product (all goods and services), and are the keys to future gains in energy efficiency, environmental stewardship and attendant economic prosperity for the country." HTI offers Headwaters opportunities in ongoing projects in China with Coal and Heavy Oil Conversion as well as opportunities in the U.S. and throughout the world, including the introduction of "nano-catalysis."

HTI's nano-catalysis technology can improve performance and reduce precious metal consumption in many applications including petrochemical processes and automotive emissions control. The technology is still early stage, but has the potential to be deployed in a variety of commodity chemical and energy markets. The catalysis market has a current global revenue base of over $10 billion. Nano-technology is perhaps the single greatest advancement in catalysis in the last 20 years and HTI is in the forefront of this development.

Kirk A. Benson, Chairman and CEO, stated, "We are pleased to complete this acquisition and to be able to combine the resources of Headwaters and HTI for the continued development and expansion of these catalytic processes. HTI's technologies and accomplishments align well with Headwaters' skill at commercial deployment of alternative fuel technology and will advance the development and commercialization of alternative fuels, carbon based fuels and related technologies well into the future. The completion of this acquisition marks a major milestone for Headwaters in being able to create new opportunities for growth and diversification."

About Headwaters Incorporated

Headwaters Incorporated is the world leader in developing and deploying alternative fuel and related technologies. It is focused on converting fossil fuels such as coal and heavy oils to alternative energy products. Through its existing alternative fuels business, the Company earns a growing royalty stream that provides the capital needed to acquire and expand synergistic business opportunities. Headwaters Incorporated trades under the Nasdaq symbol HDWR.

About Hydrocarbon Technologies, Inc.

Hydrocarbon Technology, Inc. is on the forefront in the development and commercialization of coal and heavy oil conversion, catalysis and catalytic processes that produce alternate fuels and chemicals while improving energy efficiency and reducing environmental risks. HTI is a wholly owned subsidiary of Headwaters.

Certain statements contained in this document may be deemed to be forward-looking statements under federal securities laws, and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements relate to: i) the growth of Headwaters' revenues, earnings, or earnings per share; ii) the ability of Headwaters to sustain the earnings stream from its alternative fuels business; iii) the expectation that Headwaters' stock is undervalued or will increase in value in the future; iv) the completion of any future acquisitions and the expectation that the value of such acquisitions will increase, v) the commercialization of any technology acquired or developed. Headwaters cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to: a) the availability of tax credits to our licensees under the tax code; b) our dependence on licensees to use our technology; c) collection of payments outstanding; d) limitations in the capital available to Headwaters to execute on its business plan, and the cost of that capital; e) the ability of Headwaters to locate and close on attractive acquisition opportunities; f) the Company's limited operating history with its new business strategy and its ability to sustain and manage its growth under that strategy; f) the success of the Company in replacing and growing its financial performance before its legacy alternative fuels business declines; and other risks as detailed in Headwaters' annual report on Form 10-K, quarterly report on Form 10-Q, and other filings from time to time with the Securities and Exchange Commission.


Item 5.  Other Events - Restatement of Certificate of Incorporation

Headwaters restated its Certificate of Incorporation on August 14, 2001. The restated Certificate is filed as Exhibit 3.1.9 hereto.


Item 7.  Financial Statements and Exhibits

         (a) The following consolidated financial statements of Hydrocarbon Technologies, Inc. and subsidiaries are included herein:

                  Audited Financial Statements:
                  Independent Auditors' Report
                  Consolidated Balance Sheets as of December 31, 2000 and 1999 Consolidated Statements of Operations for the Years Ended
                    December 31, 2000 and 1999
                  Consolidated Statements of Stockholders' Equity (Deficit) for
                    the Years Ended December 31, 2000 and 1999
                  Consolidated Statements of Cash Flows for the Years Ended
                    December 31, 2000 and 1999
                  Notes to Consolidated Financial Statements

                  Unaudited Financial Statements:
                  Accountants' Review Report
                  Consolidated  Balance  Sheets as of June 30, 2001 and
                    December 31, 2000
                  Consolidated Statements of Operations for the Six Months Ended
                    June 30, 2001 and 2000
                  Consolidated Statements of Stockholders' Equity (Deficit) for
                    the Six Months Ended June 30, 2001 and 2000
                  Consolidated Statements of Cash Flows for the Six Months Ended
                    June 30, 2001 and 2000
                  Notes to Consolidated Financial Statements

         (b) The following unaudited pro forma financial information is included herein:

                  Introduction to Pro Forma Financial Information
                  Pro Forma Condensed Combined Balance Sheet as of June 30, 2001 Pro Forma Condensed Combined Statement of Income for the Year
                    Ended September 30, 2000
                  Pro Forma Condensed Combined Statement of Income for the Nine
                    Months Ended June 30, 2001
                  Notes to Pro Forma Condensed Combined Financial Information


         (c)      The following exhibits are included herein:

                  3.1.9 Restated Certificate of Incorporation of Headwaters dated August 14, 2001

                  10.72.2  Amendment   No.   1  to   Agreement   and   Plan   of
                           Reorganization between Headwaters and Hydrocarbon Technologies, Inc. dated August 21, 2001

                  10.72.3 Amendment No. 1 to Share Exchange Agreement between Headwaters and Hydrocarbon Technologies, Inc. dated August 21, 2001

                  10.72.4  Certificate   of  Merger   between   Headwaters   and
                           Hydrocarbon Technologies, Inc. dated August 29, 2001

                  23       Consent of Independent Auditors

                  23.1     Consent of Accountants

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  HEADWATERS INCORPORATED
                                                  -----------------------------
                                                  Registrant


Date: September 11, 2001                          /s/ Kirk A. Benson
                                                  -----------------------------
                                                  Kirk A. Benson
                                                  Chief Executive Officer and
                                                  Principal Executive Officer

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES
                       Consolidated Financial Statements
                     Years Ended December 31, 2000 and 1999

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                               Table of Contents

                     Years Ended December 31, 2000 and 1999

                                                                          Page
                                                                         Number
                                                                          ----

INDEPENDENT AUDITORS' REPORT............................................... 1

FINANCIAL STATEMENTS

        CONSOLIDATED BALANCE SHEETS........................................ 2

        CONSOLIDATED STATEMENTS OF OPERATIONS ............................. 3

        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY.......... 4

        CONSOLIDATED STATEMENTS OF CASH FLOWS ............................. 5

        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...................... 6-21

                                                             DRUKER, RAHL & FEIN
                                                   CERTIFIED  PUBLIC ACCOUNTANTS
                                                            BUSINESS CONSULTANTS
                                                 A Member of The Mercadien Group


                                    INDEPENDENT AUDITORS' REPORT

                           To The Board of Directors and Stockholders of

                           HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES
Donald F. Conway, CPA o
Conrad L. Druker, CPA We have audited the accompanying consolidated balance Esmond S. Druker, CPA sheets of HYDROCARBON TECHNOLOGIES, INC. AND
Eugene J. Elias, CPA, RMA  SUBSIDIARIES  as of December  31, 2000 and 1999,  and
Jack H. Fein, CPA *        the related  consolidated  statements of  operations,
Robert J. Rahl, CPA * stockholders' (deficit) equity and cash flows for the David L. Stafford, CPA * years then ended. These consolidated financial
Richard S. Willinger, CPA statements are the responsibility of the Company's __________________________ management. Our responsibility is to express an Peter A. Inverso, CPA opinion on these financial statements based on our audits.
* CPA in NJ and PA
o CPA in NY                We conducted our audits in  accordance  with auditing
                           standards  generally accepted in the United States of
OTHER OFFICE               America.  Those  standards  require  that we plan and
86 Buck Road               perform  the  audit to  obtain  reasonable  assurance
Holland, PA 18966          about  whether the financial  statements  are free of
215-355-4860               material  misstatement.  An audit includes examining,
                           on a test basis,  evidence supporting the amounts and
                           disclosures  in the  financial  statements.  An audit
o National Associated      also  includes  assessing the  accounting  principles
  CPA Firms                used and significant estimates made by management, as
                           well as evaluating  the overall  financial  statement
o American Institute of    presentation.  We believe  that our audits  provide a
  Certified Public         reasonable basis for our opinion.
  Accountants
                           In our opinion, the consolidated financial statements
o New Jersey Society of    referred to above  present  fairly,  in all  material
  Certified Public         respects,   the  financial  position  of  HYDROCARBON
  Accountants              TECHNOLOGIES,  INC. AND  SUBSIDIARIES  as of December
                           31, 2000 and 1999,  and the results of its operations
o Pennsylvania Institute ofand its  cash  flows  for the  years  then  ended  in
  Certified Public         conformity  with  accounting   principles   generally
  Accountants              accepted in the United States of America.

o Private Companies        As discussed in Note N to the  financial  statements,
  Practice Section         the Company pursuant to APB 20 Accounting Changes has
                           made changes to the  recognition  of  intangibles  in
o SEC Practice Section     connection  with an initial  public  distribution  of
                           securities by a closely held company.

                           March 20, 2001
                           (Except as to Note N, which is as of April 23, 2001 and Note O, which is as of August 28, 2001)

                                                         /s/ Druker, Rahl & Fein

                                                          DRUKER, RAHL & FEIN

   P.O. Box 7648 o Princeton, NJ 08543-7648 o 609.689.9700 o FAX 609.689.9720
                                www.mercadien.com

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                       December 31,
                                                                                ---------------------------
                                                                                    2000          1999
                                                                                ------------   ------------
                        ASSETS

Current Assets
        Cash                                                                    $     61,091   $     92,384
        Accounts receivable, net of allowance for
         uncollectible accounts of $10,200 (2000) and (1999)                         235,038        707,257
        Unbilled costs and fees                                                       72,055        137,657
        Other receivables                                                             40,558         19,386
        Inventories                                                                  558,439        646,145
        Prepaid expenses and other current assets                                    161,290         89,333
        Prepaid income taxes                                                          51,740              -
                                                                                ------------   ------------
                Total Current Assets                                               1,180,211      1,692,162
Property, plant and equipment                                                      1,068,639      1,242,419
Other assets                                                                          93,448        136,578
                                                                                ------------   ------------
                Total Assets                                                    $  2,342,298   $  3,071,159
                                                                                ============   ============


    LIABILITIES AND STOCKHOLDERS'(DEFICIT) EQUITY

Current Liabilities
        Current portion of capitalized lease obligation                         $          -   $      4,060
        Line of credit payable                                                     1,000,000        450,000
        Current portion of long-term debt                                            185,746        107,342
        Accounts payable                                                             865,396        498,764
        Accrued expenses                                                             144,229        114,095
        Accumulated employee vacation                                                111,323        133,510
        Income taxes payable                                                             600         17,960
        Deferred revenue and other current liabilities                                62,504        847,874
                                                                                ------------   ------------
                Total Current Liabilities                                          2,369,798      2,173,605

Long-term debt                                                                        30,295        145,969
Excess of net assets acquired over cost                                              386,491        436,152
                                                                                ------------   ------------
                Total Liabilities                                                  2,786,584      2,755,726
                                                                                ------------   ------------

Stockholders'(Deficit) Equity
        Common stock, 10,000,000 shares authorized; 1,501,112
         (2000) and 1,222,877 (1999) shares issued                                    15,011         12,229
        Additional paid-in capital                                                   990,415        806,777
        Accumulated deficit                                                       (1,449,712)      (503,573)
                                                                                ------------   ------------
                Total Stockholders'(Deficit) Equity                                 (444,286)       315,433
                                                                                ------------   ------------
                Total Liabilities and Stockholders' (Deficit) Equity            $  2,342,298   $  3,071,159
                                                                                ============   ============

                 See notes to consolidated financial statements.               2

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  Year Ended December 31,
                                                                                ---------------------------
                                                                                    2000          1999
                                                                                ------------   ------------

Revenue
        Contract revenue                                                        $  6,897,048   $  7,951,640
        Retail sales                                                                 240,789        212,259
                                                                                ------------   ------------
                Total revenue                                                      7,137,837      8,163,899
                                                                                ------------   ------------

Direct costs
        Labor costs                                                                1,450,663      1,403,474
        Fringe benefits                                                              550,218        577,038
        Other direct costs                                                         1,609,280      1,493,617
        Applied overhead                                                           2,289,388      2,081,800
        Depreciation and amortization                                                186,370        203,543
                                                                                ------------   ------------
                Total direct costs                                                 6,085,919      5,759,472
                                                                                ------------   ------------

Gross profit                                                                       1,051,918      2,404,427
                                                                                ------------   ------------

Operating expenses
        Marketing                                                                    514,626        553,342
        Research and development                                                     558,999        782,769
        Bid proposal                                                                 217,054        136,269
        General and administrative                                                   671,679        733,167
                                                                                ------------   ------------
                Total operating expenses                                           1,962,358      2,205,547
                                                                                ------------   ------------
(Loss) income from operations                                                       (910,440)       198,880
                                                                                ------------   ------------

Other income (expense)
        Interest income                                                                7,887         12,087
        Rental income                                                                 14,976         13,431
        Miscellaneous income                                                               -         11,884
        Interest expense                                                             (74,334)      (122,493)
        Amortization of goodwill                                                     (43,130)       (43,130)
        Amortization of negative goodwill                                             49,661         49,661
                                                                                ------------   ------------
                Total other expense                                                  (44,940)       (78,560)
                                                                                ------------   ------------

(Loss) income before (benefit of) provision for income taxes                        (955,380)       120,320
(Benefit of) provision for income taxes                                               (9,241)        50,691
                                                                                ------------   ------------
Net (loss) income                                                               $   (946,139)  $     69,629
                                                                                ============   ============

                 See notes to consolidated financial statements.               3

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

                                                Common Stock $.01 Par Value
                                              ------------------------------      Additional         (Accumulated
                                                 Shares            Amount       Paid-in Capital         Deficit)          Total
                                              ------------     -------------    ---------------      -------------     ------------
Balance, January 1, 1999                      $   984,729      $     9,848      $   649,599          $  (573,202)      $     86,245

Shares repurchased from former employees          (83,543)            (835)         (55,138)                   -            (55,973)

Shares purchased through Employee
  Stock Purchase Plan                             280,391            2,803          185,058                    -            187,861

Other stock subscribed during the period           41,300              413           27,258                    -             27,671

Net income for the year                                 -                -                -               69,629             69,629
                                                ---------      -----------      -----------          -----------       ------------
Balance, December 31, 1999                      1,222,877           12,229          806,777             (503,573)           315,433

Shares repurchased from former employees          (11,368)            (114)          (7,502)                   -             (7,616)

Shares purchased through Employee

Stock Purchase Plan                               248,115            2,481          163,757                    -            166,238

Other stock subscribed during the period           41,488              415           27,383                    -             27,798

Net loss for the year                                   -                -                -             (946,139)          (946,139)
                                                ---------      -----------      -----------          -----------       ------------
Balance, December 31, 2000                      1,501,112      $    15,011      $   990,415          $(1,449,712)      $   (444,286)
                                                =========      ===========      ===========          ===========       ============

                 See notes to consolidated financial statements.               4

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  Year Ended December 31,
                                                                                    2000          1999
                                                                                ------------   ------------
Cash Flows from Operating Activities
        Net (loss) income                                                       $   (946,139)  $     69,629
        Adjustments to reconcile net (loss) income to net cash
         (used in) provided by operating activities
                Depreciation and amortization                                        229,500        246,673
                Amortization of negative goodwill                                    (49,661)       (49,661)
                Allowance for uncollectible accounts                                       -          9,000
        Changes in current assets and liabilities
                Accounts receivable                                                  472,219         41,963
                Unbilled costs and fees                                               65,602        (58,097)
                Other receivables                                                    (21,172)         5,105
                Inventories                                                           87,706        119,253
                Prepaid expenses and other current assets                            (71,957)        82,444
                Prepaid income taxes                                                 (51,740)         8,298
                Accounts payable                                                     366,632        179,522
                Accrued expenses                                                      30,134         46,895
                Accumulated employee vacation                                        (22,187)        12,991
                Income taxes payable                                                 (17,360)        17,960
                Deferred revenue and other current liabilities                      (785,370)      (272,412)
                                                                                ------------   ------------
                        Net cash (used in) provided by operating activities         (713,793)       459,563
                                                                                ------------   ------------

Cash Flows from Investing Activities
        Purchase of property, plant and equipment                                    (12,590)       (81,066)
                                                                                ------------   ------------
Cash Flows from Financing Activities
        Proceeds from borrowing - notes payable                                      179,874              -
        Proceeds from line of credit                                               1,000,000        450,000
        Principal payments under capital lease obligations                            (4,060)        (4,390)
        Principal payments on notes payable                                         (217,144)    (1,117,710)
        Principal payments on line of credit                                        (450,000)      (225,000)
        Subscription and issuance of common stock                                    194,036        215,532
        Repurchase of stock from former employees                                     (7,616)       (55,973)
                                                                                ------------   ------------
                Net cash provided by (used in) financing activities                  695,090       (737,541)
                                                                                ------------   ------------
Net decrease in cash                                                                 (31,293)      (359,044)
Cash, beginning of year                                                               92,384        451,428
                                                                                ------------   ------------
Cash, end of year                                                               $     61,091   $     92,384
                                                                                ============   ============
Supplemental Disclosures of Cash Flow Information
        Cash paid during the year for
                Interest                                                        $     65,642   $    122,493
                                                                                ============   ============
                Income taxes                                                    $     59,768   $     24,433
                                                                                ============   ============

                 See notes to consolidated financial statements.               5

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business
       The Company provides research and development services for converting, upgrading and cleaning fossil fuels and for recycling waste organics (plastics) for the US Department of Energy ("DOE") as well as other commercial customers. The Company's commercial customer base, predominantly within the oil and gas industry, is throughout the United States.

     Organization and Basis of Consolidation
       The consolidated financial statements include the accounts of Hydrocarbon Technologies Canada, Inc. incorporated on December 19, 1995 for purposes of performing joint research and development activities utilizing intellectual property with a university in Canada. The Company also has established a wholly owned subsidiary, Hydrocarbon Environmental Technology, Inc. for the purpose of performing research into converting scrap tires and waste oil into a more refined oil and carbon based solid material. The Company also has a wholly owned subsidiary which was established during 1998, Chemsampco, Inc., which is also based in New Jersey. This subsidiary is a chemical manufacturer and supplier. All intercompany transactions have been eliminated.

     Ownership
       The Company is owned entirely by its employees. The initial stockholders were the Company's president, vice-president, treasurer, and secretary. As discussed in the Employee Stock Purchase Plan note, the Company subsequently developed the plan in which all the Company's employees may purchase at their option, shares in the Company's stock. Currently, substantially all of the employees are participating in this plan.

     Cash
       For the purpose of the statements of cash flows, cash includes time deposits and all highly liquid debt instruments with original maturities of three months or less.

     Inventories
       Inventories consist of custom repair parts for the equipment used and the supplies consumed in the various tests the Company performs. Since substantially all of this inventory is repair parts, consumable supplies and chemicals, they are valued at their specific historical cost and are not for resale to customers. There are no raw materials or work in process.

       The inventory related to the subsidiary Chemsampco, Inc. is comprised of reagent chemicals of varying degrees of purity and is available for resale to customers.

       Inventory maintained by the subsidiary is valued at the lower of cost (determined on a first in first out basis) or market.

     Research and Development Costs
       Current operations are charged with all internal research and development expenses, (including overhead allocations), which amounted to $558,999 and $782,769 for the years ended December 31, 2000 and 1999, respectively.

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Property and Equipment and Depreciation
       Property and equipment is stated at cost and is depreciated for financial reporting purposes on a straight-line basis over the estimated useful lives of the respective assets which lives range from three to thirty nine and one-half years. Building improvements are depreciated over their estimated useful lives. Repairs and maintenance expenditures which do not extend the useful lives of the related assets are expensed as incurred.

     Excess of Net Assets Acquired Over Cost (Negative Goodwill)
       Effective January 17, 1995 (the transaction was completed on April 17, 1995, retroactively effective to January 17, 1995), the Company purchased the location, the existing equipment, inventory, DOE contracts and other assets from Husky Oil, Ltd. of Canada ("Husky"). (This purchase was arranged since Husky was planning to close the facility.) The Company agreed to purchase the assets and assume various liabilities from Husky in exchange for the funds Husky estimated it would need to expend for the site closing.

       In accordance with accounting principles generally accepted in the United States of America requirements related to below market value business combinations, the non-current assets (land, building, equipment, and customer list) have been written down to the lower of their proportionate share of the purchase price or zero. As a result, a credit balance in goodwill (negative goodwill) resulted. The figure is being amortized into income over 15 years using the straight-line method and amounted to $49,661 for both years ended December 31, 2000 and 1999.

     Goodwill
       Effective March 1998, the Company purchased the assets of another entity and created a wholly owned subsidiary, Chemsampco, Inc. Goodwill represents the excess of the purchase price of the assets purchased over the fair market value at the date of acquisition and is being amortized on the straight line method over 60 months and is included in other assets. Amortization expense charged to operations was $43,130 for both years ended December 31, 2000 and 1999.

     Income Taxes
       In  February  1992,  the  Financial  Accounting  Standards  Board  issued
       Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date.

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Income Taxes (Continued)
       The Company also qualifies as a "Personal Service Corporation" (PSC) as defined in the Internal Revenue Service Regulations. Accordingly, for income tax purposes, the Company is entitled to report its income and expenses using the cash receipts and disbursements method of accounting instead of the accrual method (Generally Accepted Accounting Principles) used for financial statement reporting.

       The Company has elected to file a consolidated federal tax return including its Canadian subsidiary as if it was a domestic corporation.

     Major Customers
       The Company generally extends unsecured credit in connection with its testing sales, however a significant portion of the business (7% and 16% for 2000 and 1999, respectively) is from the DOE. The Company has made, in its opinion, appropriate estimated provisions (which are $10,200 at December 31, 2000 and 1999) for credit losses on accounts receivable from commercial customers based upon information currently available. The Company, like other governmental contractors, is subject to annual appropriations by Congress to continue funding for these programs.

       A significant portion of the Company's revenue (67% and 71% for 2000 and 1999, respectively) is from one commercial customer. Included in accounts receivable and unbilled costs and fees is $22,875 and $493,831 at December 31, 2000 and 1999, respectively.

     Revenue Recognition
       Revenue from cost reimbursement contracts is recorded as the costs associated with that revenue are incurred. During 2000 and 1999, the Company used provisional rates when invoicing for overhead and general and administrative expenses under its DOE contracts. These provisional rates are based on the Company's budget for the respective year. Adjustments to these rates are made monthly when the actual rates can be calculated after allowing for anticipated unallowable expenses. Final adjustments will be made after year end rates are approved by the Defense Contract Audit Agency "DCAA" (usually one to two years after the close of the fiscal year). All of these rates are subject to audit by various government authorities, principally the DCAA.

       Revenue from other contracts (fixed price) is also recognized as the costs associated with that revenue are incurred. Estimated losses will be accrued when the facts indicating that a loss will occur become known.

       The Company has a liquification process contract which will also produce approximately 317,000 pounds of material. Revenue recognition applicable to this contract is based upon the percentage of completion method of accounting. Accordingly, income is recognized in the ratio that labor hours incurred bears to estimated total labor hours. Adjustments to labor hour estimates are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined.

                 HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Revenue Recognition (continued)
       The Company reflects earnings in excess of billings as unbilled costs and fees in the consolidated balance sheet as a current asset. Conversely, billings in excess of earnings are reflected as deferred revenue in the consolidated balance sheet as a current liability.

     Use of Estimates
       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

B.   CONCENTRATIONS OF CREDIT RISK

     The Company maintains cash balances which may exceed federally insured limits. The Company historically has not experienced any related cash in bank losses. The Company provides credit in the normal course of business to its customers and performs ongoing credit evaluations of its customers, historical trends and other information.

C.   PENSION PLAN

     The Company sponsors a 401(k) retirement plan for its employees that allows the employees to contribute a portion of their salary to their retirement. The Company currently matches the employees' contribution up to 5% of the employees' compensation. The board of directors also has the option of making discretionary contributions (in addition to the matching contributions) in any amount subject to Internal Revenue limitations. For 2000 and 1999, the Company's total contribution was $164,181 and $144,953, respectively.

D.   PROPERTY , PLANT AND EQUIPMENT

     Property, plant and equipment, which is stated at cost less accumulated depreciation and amortization, is summarized as follows:

                                                                       December 31,
                                                                -----------=---------------
                                                                    2000          1999
                                                                ------------   ------------
        Machinery and equipment                                 $    997,250   $    984,660
        Building improvements                                        652,626        652,626
        Equipment under capital leases                                56,076         56,076
                                                                ------------   ------------
        Subtotal                                                   1,705,952      1,693,362
        Less accumulated depreciation and amortization               637,313        450,943
                                                                ------------   ------------
                                                                $  1,068,639   $  1,242,419
                                                                ============   ============

     Depreciation and amortization expense aggregated $186,370 and $203,543 for the years ended December 31, 2000 and 1999, respectively.

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

E.   OTHER RECEIVABLES

     As discussed previously, the Company purchased its facility from Husky. The facility has various environmental problems that are in various stages of remediation under the supervision of the New Jersey Department of
     Environmental Protection (NJ DEP). A former owner of the facility is responsible for the clean up of the site (for contamination prior to the purchase by Husky) and has invested over $4,000,000 to date in the clean up project. Part of the terms of the sale of the facility to the Company is that the former owner of the site remain fully responsible, and further, that Husky guarantee the former owner's continuing compliance with the terms of its environmental remediation plan agreed to with the NJ DEP. The Company has from time to time needed to expend funds in order to maintain the remediation program and is seeking reimbursement from the former owner. Accordingly, $34,026 and $6,640 is due from the former owner as of December 31, 2000 and 1999, respectively. This amount is included in the current assets section under the caption "Other receivables."

F.   DEBT

     Credit line payable consist of the following:

                                                                                      December  31,
                                                                                ---------------------------
                                                                                    2000          1999
                                                                                ------------   ------------
          A $1,000,000 credit line for general corporate and
          working  capital  purposes  as well as other  debt
          paydown,  with  interest  at  prime  plus  1%  and
          expires May 31,  2001.  Prime at December 31, 2000
          was 9.5%. The bank has a security  interest in all
          assets  of the  Company  and a junior  lien on the
          inventory  of  the  subsidiary,  Chemsampco,  Inc.
          There are financial covenants relating to tangible
          net worth and minimum debt service  coverage which
          commence December 31, 2000, for which waivers have
          been  obtained.  The  credit  line  is  personally
          guaranteed      by     the     three      original
          officers/stockholders  of the Company up to 62% of
          the credit line.                                                      $  1,000,000   $    450,000
                                                                                ------------   ------------
                Total                                                           $  1,000,000   $    450,000
                                                                                ============   ============

     In March 1998, the Company purchased certain assets of another entity and created a wholly owned subsidiary named Chemsampco, Inc. and signed a $400,000 promissory note. This note is subordinate to the line of credit although the seller has a security interest in the inventory, machinery and equipment, manufacturing procedures and production records, trade name and goodwill acquired in the asset purchase. HTI (parent) as surety, has guaranteed to the Seller that the value of the inventory purchased shall be equal to or greater than the principal outstanding on the promissory note.

                 HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


F.   DEBT (CONTINUED)

     The line of credit contains covenants pertaining to tangible net worth and minimum debt service coverage which commence December 31, 2000. The Company is required to maintain minimum tangible net worth as defined, of $750,000 as of December 31, 2000. The Company is also required to maintain a minimum debt service coverage ratio as defined, of 1.15. The Company's tangible net worth and debt service coverage ratio are negative as of December 31, 2000. The bank has waived these covenant violations as of and for the year ended December 31, 2000.

     Debt is comprised of the  following:

                                                                                       December 31,
                                                                                ---------------------------
                                                                                    2000          1999
                                                                                ------------   ------------
          Insurance   premium   note   payable   in  monthly
          installments  of $6,509  inclusive  of interest at
          11.95%  commencing May 2000 through  October 2001.
          The note is secured  by the unused  portion of the
          underlying policies.                                                  $     61,664   $          -

          Insurance   premium   note   payable   in  monthly
          installments  of $8,481  inclusive  of interest at
          10.50%  commencing May 2000 through  January 2001.
          The note is secured  by the unused  portion of the
          underlying policies.                                                         8,407               -

          Promissory   note   payable   in   equal   monthly
          installments  of $10,225  inclusive of interest at
          7.5%  through  April 2002.  The note is secured by
          certain assets of the Company.                                             145,970         253,311
                                                                                ------------   ------------
                Total                                                                216,041         253,311
          Less current portion                                                       185,746         107,342
                                                                                ------------   ------------
          Debt, net of current portion                                          $     30,295   $     145,969
                                                                                ============   =============

     Total  maturities of debt are as follows:
                Year Ending December 31,
                        2001                                                    $    185,746
                        2002                                                          30,295
                                                                                ------------
                                                                                $    216,041
                                                                                ============

G.   INCOME  TAXES

     As previously discussed, the Company follows FASB Statement No. 109 for the accounting for income taxes and for income tax purposes, reports its income and expenses on the cash receipts and disbursements method of accounting. Therefore, the Company has significant deferred tax assets and liabilities resulting from the different methods of income recognition.

                 HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


G.   INCOME TAXES (CONTINUED)

     Components of income tax (benefit) expense for 2000 and 1999 are as follows:

          Year Ended December 31, 2000                  Federal                 State                    Total
                                                     ------------            ------------            ------------
                Current                              $    (14,396)           $      5,155            $     (9,241)
                Deferred                                        -                       -                       -
                                                     ------------            ------------            ------------
                Total                                $    (14,396)           $      5,155            $     (9,241)
                                                     ============            ============            ============

          Year Ended December 31, 1999                  Federal                 State                    Total
                                                     ------------            ------------            ------------
                Current                              $     27,572            $     23,119            $     50,691
                Deferred                                        -                       -                       -
                                                     ------------            ------------            ------------
                Total                                $     27,572            $     23,119            $     50,691
                                                     ============            ============            ============

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2000 and 1999 are presented below:

                                                                                       December 31,
                                                                                ---------------------------
                                                                                    2000          1999
                                                                                ------------   ------------
        Deferred tax assets:

                Tax  effect of  realization  of
                        Accounts payable                                        $    292,000   $    158,634

                        Accrued expenses                                              78,000         65,830

                        Deferred revenue                                              21,300        271,319

                        Net operating loss                                           342,000              -
                                                                                ------------   ------------
                                Subtotal                                             733,300        495,783

                        Less valuation allowance                                    (567,800)      (194,900)
                                                                                ------------   ------------
                                Total deferred tax assets                            165,500        300,883
                                                                                ------------   ------------
        Deferred tax liabilities:

                Tax effect of realization of

                        Accounts receivable                                         (109,600)      (264,107)

                        Prepaid expenses                                             (55,900)       (36,776)
                                                                                ------------   ------------
                                Total deferred tax liabilities                      (165,500)      (300,883)
                                                                                ------------   ------------
                                Net deferred tax asset                          $          -   $          -
                                                                                ============   ============

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

G.   INCOME TAXES (CONTINUED)

     As discussed in the "Summary of Significant Accounting Policies," the Company uses the cash receipts and disbursements method of accounting for income tax purposes. Management has deemed a valuation allowance necessary since anticipated profits in future years cannot be predicted.

     As of December 31, 2000, the Company has net operating loss carryforwards of approximately $1,000,000 and $1,500,000 for federal and state purposes, respectively. The losses expire beginning in 2020 and 2005 for federal and state purposes, respectively. Federal and state tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership as defined by the Internal Revenue Service Code Section 382.

H.   EMPLOYEE STOCK PURCHASE PLAN

     As previously discussed, the Company is owned by its employees. Each employee has the option of allocating up to 15% of their payroll to purchase shares of stock in the Company at a price set by the board of directors. At the end of a six month period (June 30 and December 31), the Company will apply the withheld funds to the purchase of the shares and issue the shares. As of December 31, 2000 and 1999, substantially all the employees participated in this plan. As a result, during the year ended December 31, 2000, 248,115 shares of stock with a par value of $2,481 and an additional paid in capital of $163,757 were subscribed under this plan. During the year ended December 31, 1999, 280,391 shares of stock with a par value of $2,803 and an additional paid in capital of $185,058 were subscribed under this plan. Further, the board of directors may extend the Employees Stock Purchase Plan and announce new enrollment periods.

I.   STOCK OPTION PLAN

     In September 1997, the shareholders of the Company approved the adoption of the Company 1997 Stock Option Plan and the reservation of 500,000 shares of Common Stock for issuance upon the exercise of options granted.

     The Company granted 6,500 stock options to two employees with an exercise price of $0.67 per option, the fair market value of the stock as of December 31, 1996. The Company also granted 150,000 stock options to three officers/shareholders with an exercise price of $0.01 per option.

     The Company granted 15,000 stock options to three employees with an exercise price of $0.67 per option on January 14, 2000. During May 2000, the Company admitted five new Advisory Board members whose compensation for each meeting attended would be $1,000 plus expenses plus 500 options to purchase stock at $.67 per share.

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


I.   STOCK OPTION PLAN (CONTINUED)

     The Company currently accounts for its stock based compensation plans using the accounting method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Since the Company is not required to adopt the fair value based recognition provisions prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, it has elected only to comply with the disclosure requirements set forth in the Statement, which includes disclosing pro forma net income as if the fair value based method of accounting had been applied.

     The Company granted stock options to two employees as follows:

        Options granted                                                    6,500

        Option exercise date                                   February 27, 1997

        Option exercise price                                   $0.67 per option

        Option term                                                      3 years

        Vesting                                     One month from date of grant

        Weighted-average remaining contractual life                         None

     The Company granted stock options to three employees as follows:

        Options granted                                                   15,000

        Option exercise date                                    January 14, 2000

        Option exercise price                                   $0.67 per option

        Option term                                                      3 years

        Vesting                                     One month from date of grant

        Weighted-average remaining contractual life                      2 years

     The Company granted stock options to three officers/shareholders as follows:

        Options granted                                                  150,000

        Option exercise date                                   December 15, 1997

        Option exercise price                                   $0.01 per option

        Option term                                                     10 years

        Vesting                                                      Immediately

        Weighted-average remaining contractual life                      7 years

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


I.   STOCK OPTION PLAN (CONTINUED)

     The Company granted stock options to five Advisory Board members as follows:

        Options granted                                                    2,500

        Option exercise date                                  September 12, 2000

        Option exercise price                                   $0.67 per option

        Option term                                  10 years from date of grant

        Vesting                                                      Immediately

        Weighted-average remaining contractual life             9 years 3 months

     The fair value of each option grant is estimated on the grant date using an option-pricing model (Black-Scholes) with the following weighted-average assumptions used for the 1997 and 2000 grants: dividend yield of 0%, risk-free interest of 5.98%, and expected lives of the options of 3 and 10 years, respectively and future stock volatility of 0% since the Company is not publicly traded.

     A summary of the status of the Company's stock option plan as of December 31, 2000 and 1999, and the changes during the years then ended is presented below:

     Options granted to two employees:

                                                                   Weighted-
                                                                   Average
                                                 Number of         Exercise
                                                   Shares            Price
                                                ----------      -------------
        Outstanding at January 1, 1999              6,500       $       0.67
        Granted                                         -                  -
        Exercised                                       -                  -
        Forfeited                                       -                  -
                                                ----------      -------------
        Outstanding at December 31, 1999            6,500               0.67
        Granted                                         -                  -
        Exercised                                       -                  -
        Expired                                     6,500               0.67
        Forfeited                                       -                  -
                                                ----------      -------------
        Outstanding at December 31, 2000                -       $          -
                                                ==========      =============
        Exercisable at December 31, 2000                -       $          -
                                                ==========      =============

                                                                              15

                 HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


I.   STOCK OPTION PLAN (CONTINUED)

     Options granted to officers/shareholders:
                                                                   Weighted-
                                                                   Average
                                                 Number of         Exercise
                                                   Shares            Price
                                                ----------      -------------
        Outstanding at January 1, 1999            139,500       $       0.01
        Granted                                         -                  -
        Exercised                                       -                  -
        Forfeited                                       -                  -
                                                ----------      -------------
        Outstanding at December 31, 1999          139,500               0.01
        Granted                                         -                  -
        Exercised                                       -                  -
        Forfeited                                       -                  -
                                                ----------      -------------
        Outstanding at December 31, 2000          139,500       $       0.01
                                                ==========      =============
        Exercisable at December 31, 2000          139,500       $       0.01
                                                ==========      =============

     Options granted to three employees:
                                                                   Weighted-
                                                                   Average
                                                 Number of         Exercise
                                                   Shares            Price
                                                ----------      -------------
        Outstanding at January 1, 2000                  -       $          -
        Granted                                    15,000               0.67
        Exercised                                       -                  -
        Expired                                         -                  -
        Forfeited                                   5,000               0.67
                                                ----------      -------------
        Outstanding at December 31, 2000           10,000       $       0.67
                                                ==========      =============
        Exercisable at December 31, 2000           10,000       $       0.67
                                                ==========      =============
        Weighted-average fair value of
        options granted during the year ended
        December 31, 2000                       $    0.11
                                                ==========

     Options granted to Advisory Board members:
                                                                   Weighted-
                                                                   Average
                                                 Number of         Exercise
                                                   Shares            Price
                                                ----------      -------------
        Outstanding at January 1, 2000                  -       $          -
        Granted                                     2,500               0.67
        Exercised                                       -                  -
        Expired                                         -                  -
        Forfeited                                       -                  -
                                                ----------      -------------
        Outstanding at December 31, 2000            2,500       $       0.67
                                                ==========      =============
        Exercisable at December 31, 2000            2,500       $       0.67
                                                ==========      =============
        Weighted-average fair value of options
        granted during the year ended
        December 31, 2000                       $    0.30
                                                ==========

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

J.   CAPITAL LEASES PAYABLE

     During 1996, the Company entered into a capital lease arrangement where they would lease equipment for sixty months for $386 a month. Amortization of assets under the capital lease is included in depreciation expense and aggregated $3,724 and $11,215 for years ended December 31, 2000 and 1999, respectively.

     Capitalized lease payable consists of the following:

                                                            December 31,
                                                       ---------------------
                                                          2000        1999
                                                       --------   ----------
        Total capital lease                            $      -   $    4,275
        Less amounts representing interest                    -          215
                                                       --------   ----------
        Total obligation under capital lease                  -        4,060
        Less current portion of lease obligation              -        4,060
                                                       --------   ----------
        Lease obligation, long-term                    $      -   $        -
                                                       ========   ==========


     The interest rate on the capital lease is based upon the lessor's implicit rate of return of 8.9%. Interest expense under the capital lease approximated $215 and $590 for the years ended December 31, 2000 and 1999, respectively.

K.   PURCHASE OF SITE

     Effective January 17, 1995 (the transaction was completed on April 17, 1995, retroactive to January 17, 1995), the Company purchased the location, the existing equipment, inventory, DOE contracts, and other assets from Husky Oil, Ltd. of Canada. (This purchase was arranged since Husky was planning to close the facility.) The Company agreed to purchase the assets and assume various liabilities from Husky in exchange for the funds Husky estimated it would need to expend for the site closing. The major terms of the purchase agreement were that the Company would purchase the site, equipment, real estate, and liability to perform certain DOE contracts Husky had entered into, for $150,000 (fair market value is approximately $2,500,000) and Husky would provide $760,000 in cash (the estimated cost to close the facility) in order to fund the initial operations and the Company would assume a portion of the DCAA rate adjustments for prior years.

     APB No. 13 indicates that assets purchased for below market value should be recorded at the actual cost of the non current assets or zero if the current assets' fair market value exceeds the purchase price. Accordingly, the initial cost of the site, equipment, etc. is not reflected on the books since they have been written down to zero. As a result, a credit balance in goodwill (negative goodwill) of $817,517 resulted as of December 31, 1995. The figure is being amortized into income over 15 years using the straight-line method.

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


K.   PURCHASE OF SITE (CONTINUED)

     The DCAA has completed its audit of the billing rates used for 1992, 1993 and 1994 which resulted in an adjustment higher than estimated at the time of purchase. Since this adjustment was a function of the purchase of the business and not the result of the Company's operations, management reduced goodwill for the excess of the final DOE adjustment over the estimated provision made in 1995. The adjustment amounts to $54,601 at December 31, 1998. The net balance in negative goodwill will be amortized over its estimated remaining life (13 years).

     At December 31, 2000 and 1999 the balance in the negative goodwill account was as follows:

                                                                December 31,
                                                         -----------------------
                                                             2000         1999
                                                         ----------   ----------
        Negative goodwill                                $  744,923   $  744,923
        Less accumulated amortization and adjustment        358,432      308,771
                                                         ----------   ----------
        Negative goodwill, net                           $  386,491   $  436,152
                                                         ==========   ==========

     Amortization of negative goodwill aggregated $49,661 for both years ended December 31, 2000 and 1999.

L.   COMMITMENTS AND OPERATING LEASES

     On January 23, 1996, the Company entered into an agreement with a Canadian enterprise to acquire certain chemical process technology and related intellectual property. The technology represents interesting concepts but considerable development and research work remains to be done in order for them to be commercially viable. In the event the technology is viable, the Company is obligated to pay royalty fees to the interested parties based on future revenue generated by the specific technology. The amount of liability cannot be reasonably estimated as of December 31, 2000 and 1999.

     During 1998, the Board of Directors authorized the issuance of one year warrants to purchase common stock to all holders of common stock as of June 30, 1998 for 25% of the common shares outstanding as of that date, at an exercise price of $0.67 per share. These warrants expired on September 23, 1999 and were extended until March 31, 2000. On March 22, 2000 the Board of Directors unanimously approved an extension on these warrants until October 31, 2000.

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

L.   COMMITMENTS AND OPERATING LEASES (CONTINUED)

     A summary of the status of the warrants as of December 31, 2000 and 1999 and the changes during the years then ended is presented below.

                                                    2000                       1999
                                          -------------------------    -----------------------
                                                         Weighted-                  Weighted-
                                                         Average                    Average
                                          Number of       Exercise     Number of    Exercise
                                           Shares          Price        Shares       Price
                                          ---------     -----------    ---------   -----------
        Outstanding at beginning
          of year                           187,978     $    0.67       229,278     $    0.67
        Granted                                   -             -             -             -
        Exercised                            86,232          0.67        41,300          0.67
        Expired                             101,746          0.67             -             -
                                            -------     ---------       -------     ---------
        Outstanding at end of year                -     $       -       187,978     $    0.67
                                            =======     =========       =======     =========

     The Company entered into a four year lease agreement commencing September 1, 1998 for space applicable to the subsidiary Chemsampco. The rent under this agreement is $3,800 per month plus utilities. The lease contains a contingent rental payment based upon increases in taxes, as well as, a renewal option for an additional two years.

     The following is a schedule of future minimum rental payments required under an operating lease that has initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2000:

                Year Ending December 31,
                        2001                                    $     45,600
                        2002                                          30,400
                                                                ------------
                        Total minimum future rental payments    $     76,000
                                                                ============

     Rent expense aggregated $45,600 for both years ended December 31, 2000 and 1999.

     On July 1, 1998, one of the Company's subsidiaries entered into an agreement with a vendor to market certain scrap tire and waste oil technology which involves the conversion of scrap tire and waste oil into a more refined oil and carbon based solid material. Under the terms of the agreement, the Company is obligated to pay $9,250 per month, of which $2,250 per month is deferred until the contract is completed or terminates on December 31, 2000. At the end of this agreement the vendor has the option to accept the deferred cash or convert the cash to common stock of the Company's subsidiary.

     During June 1999, the Company terminated the agreement and the subsidiary will pay to the vendor the unpaid portion of the consulting fee through the date of termination and the deferred portion of the consulting fee will be paid in cash. The termination was in accordance with the agreement. The deferred portion included in accrued expenses at December 31, 2000 and 1999 is $0 and $4,500, respectively.

                 HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

L.   COMMITMENTS AND OPERATING LEASES (CONTINUED)

     During 2000, the Company entered into an agreement with a foreign entity to sell a 15% interest in HTI's Coal Process Technology for $750,000. A separate agreement for a feasibility study relating to the technology was signed for $1,600,000 along with a Licensing Agreement in Principle for
     $8,200,000.  The  formal  Licensing  Agreement  is  to  be  signed  at  the conclusion of the feasibility study, with 85% of the licensing fee applicable to HTI. The licensing fee is to be paid out over several years based on obtaining specific milestones as stated in the Agreement in Principle. The first payment approximates $2,000,000 and is payable upon signing of the Licensing Agreement. HTI received payment of $1,300,000 subsequent to December 31, 2000 towards the feasibility agreement.

M.   CONTINGENCY

     During October 2000, the Board of Directors approved a measure whereby terminated employees of the Company could elect to retain their stock in the Company for a period of up to five years after termination. The measure provides that the Company will purchase the shares from the former employees at the greater of $0.67 per share or the fair market value of the shares at the repurchase date. As of December 31, 2000, the number of shares held by former employees of the Company was 133,812.

N.   SUBSEQUENT EVENTS

     During April 2001, the Company entered into an agreement with an unrelated entity to enter into a business combination transaction whereby this unrelated entity will acquire substantially all of the issued and outstanding shares of stock of HTI and subsidiaries for cash and stock in the acquirer. In addition, the acquirer will repay the line of credit outstanding as of December 31, 2000 in the amount of $1,000,000 and an additional line of credit, which was obtained from the same bank during April 2001 in the amount of $500,000.

     The Company in order to effect the aforementioned business combination has decided to restate the financial statements to reflect the acquirer's accounting principles. The Company has written off Intellectual Property and Organization Costs, which the Company had previously capitalized and amortized over a period of time. The restatement is effective December 31, 1998. The cost of the intangible assets and the related accumulated amortization as of December 31, 1998 have been removed from the Company's balance sheet and is summarized as follows:

                                                           December 31, 1998
                                                           -----------------

        Intellectual Property                               $       175,000
        Less accumulated amortization                                52,500
                                                            ---------------
                                                            $       122,500
                                                            ===============

        Organization costs                                  $       127,022
        Less accumulated amortization                                29,770
                                                            ---------------
                                                            $        97,252
                                                            ===============

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

N.   SUBSEQUENT EVENTS (CONTINUED)

     The Company has also recorded a valuation allowance applicable to the deferred tax asset which amounted to $176,500 as of December 31, 1998.

     The Company has also restated inventory in relation to the acquisition of Chemsampco, Inc. and has reclassified $210,428 from inventory to goodwill. The restatement is as of December 31, 1998 and the restated goodwill will be amortized over a sixty month period.

     The cumulative effect of the above restatements for each of the three years ended December 31, 2000, 1999 and 1998 is as follows:

                                                             2000               1999               1998
                                                         -----------        -----------        -----------
        Net (loss) income as originally reported         $  (935,491)       $    98,677        $  (730,681)
        Adjustment for effect of a change in
        accounting principle that is applied
        retroactively                                        (10,648)           (29,048)          (431,322)
                                                         -----------        -----------        -----------
        Net (loss) income as adjusted                    $  (946,139)       $    69,629        $(1,162,003)
                                                         ===========        ===========        ===========

     HTI and the subsidiary HETI became a 53% member in a limited liability company and entered into an exclusive sublicensing agreement to commercialize the Company's waste oil and waste tire processing technology.

O.   SALE OF COMPANY

     The aforementioned business combination was consummated on August 28, 2001 whereby all of the shares issued and outstanding were acquired by an unrelated entity. It is the intention of the acquirer to provide ongoing financial support to HTI and subsidiaries.

                         HYDROCARBON TECHNOLOGIES INC.
                                AND SUBSIDIARIES

                       Consolidated Financial Statements

                                Six Months Ended
                             June 30, 2001 and 2000

                 HYDROCARBON TECHNOLOGIES INC. AND SUBSIDIARIES

                               Table of Contents

                    Six Months Ended June 30, 2001 and 2000


                                                                          Page
                                                                         Number
                                                                         ------

ACCOUNTANTS' REPORT.........................................................1

FINANCIAL STATEMENTS

   CONSOLIDATED BALANCE SHEETS .............................................2

   CONSOLIDATED STATEMENTS OF OPERATIONS....................................3

   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY ...............4

   CONSOLIDATED STATEMENTS OF CASH FLOWS...................................5-6

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .............................7-23

                                                             DRUKER, RAHL & FEIN
                                                   CERTIFIED  PUBLIC ACCOUNTANTS
                                                            BUSINESS CONSULTANTS
                                                 A Member of The Mercadien Group



                           To The Board of Directors and Stockholders of

                           HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

Donald F. Conway, CPA o We have reviewed the accompanying consolidated Conrad L. Druker, CPA balance sheet of HYDROCARBON TECHNOLOGIES, INC. AND Esmond S. Druker, CPA SUBSIDIARIES as of June 30, 2001 and the related Eugene J. Elias, CPA, RMA consolidated statements of operations, stockholders'
Jack H. Fein, CPA *        (deficit)  equity,  and cash flows for the six months
Robert J. Rahl, CPA * ended June 30, 2001 and 2000, in accordance with David L. Stafford, CPA * Statements on Standards for Accounting and Review Richard S. Willinger, CPA Services issued by the American Institute of __________________________ Certified Public Accountants. All information Peter A. Inverso, CPA included in these financial statements is the
                           representation   of  the  management  of  HYDROCARBON
* CPA in NJ and PA         TECHNOLOGIES, INC. AND SUBSIDIARIES.
o CPA in NY

OTHER OFFICE               A review consists principally of inquiries of Company
86 Buck Road               personnel  and  analytical   procedures   applied  to
Holland, PA 18966          financial  data.  It is  substantially  less in scope
215-355-4860               than an audit in accordance  with auditing  standards
                           generally  accepted in the United  States of America,
o National Associated      the  objective  of  which  is  the  expression  of an
  CPA Firms                opinion   regarding   the   consolidated    financial
                           statements taken as a whole.  Accordingly,  we do not
o American Institute of    express such an opinion.
  Certified Public
  Accountants              Based  on  our  reviews,  we  are  not  aware  of any
                           material  modifications  that  should  be made to the
o New Jersey Society of    accompanying  consolidated  financial  statements  in
  Certified Public         order for them to be in  conformity  with  accounting
  Accountants              principles generally accepted in the United States of
                           America.
o Pennsylvania Institute of
  Certified Public         The  consolidated  balance  sheet as of December  31,
  Accountants              2000  was  audited  by  us,  and  we   expressed   an
                           unqualified  opinion on it in our report  dated March
o Private Companies        20,  2001,  but we have not  performed  any  auditing
  Practice Section         procedures since that date.

o SEC Practice Section     July 17, 2001
                           (Except as to Note P, which is as of August 28, 2001)


                                                         /s/ Druker, Rahl & Fein

                                                         DRUKER, RAHL & FEIN


   P.O. Box 7648 o Princeton, NJ 08543-7648 o 609.689.9700 o FAX 609.689.9720
                                www.mercadien.com

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                      June 30,             December 31,
                                                                        2001                   2000
                                                                     (Reviewed)             (Audited)
                                                                    ------------          ------------
                                   ASSETS
Current Assets
  Cash                                                              $    103,699          $     61,091
  Accounts receivable, net of allowance for uncollectible
    accounts of $10,200 (2001) and (2000)                                184,522               235,038
  Unbilled costs and fees                                                 22,875                72,055
  Other receivables                                                       18,142                40,558
  Inventories                                                            522,972               558,439
  Prepaid expenses and other current assets                              257,245               161,290
  Prepaid income taxes                                                    51,740                51,740
                                                                    ------------          ------------
      Total Current Assets                                             1,161,195             1,180,211


  Property, plant and equipment                                        1,069,165             1,068,639
  Other assets                                                            71,883                93,448
                                                                    ------------          ------------
      Total Assets                                                  $  2,302,243          $  2,342,298
                                                                    ============          ============


      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
  Current portion of capitalized lease obligation                   $     18,597          $          -
  Credit lines payable                                                 1,450,000             1,000,000
  Current portion of long-term debt                                      419,587               185,746
  Accounts payable                                                       974,242               865,396
  Accrued expenses                                                       139,683               144,229
  Accumulated employee vacation                                          139,510               111,323
  Deferred revenue and other current liabilities                         878,114                62,504
  Income taxes payable                                                       160                   600
                                                                    ------------          ------------
      Total Current Liabilities                                        4,019,893             2,369,798
                                                                    ------------          ------------

Obligation under capital lease                                            15,000                     -
Long-term debt                                                                 -                30,295
Excess of net assets acquired over cost                                  361,660               386,491
                                                                    ------------          ------------
      Total Liabilities                                                4,396,553             2,786,584
                                                                    ------------          ------------

Stockholders' Deficit:
  Common stock, 10,000,000 shares authorized; 1,599,611
    (2001) and 1,501,112 (2000) shares issued                             15,996                15,011
  Additional paid in capital                                           1,055,424               990,415
  Accumulated deficit                                                 (3,165,730)           (1,449,712)
                                                                    ------------          ------------
      Total Stockholders' Deficit                                     (2,094,310)             (444,286)
                                                                    ------------          ------------
      Total Liabilities and Stockholders' Deficit                   $  2,302,243          $  2,342,298
                                                                    ============          ============

    See notes to consolidated financial statements and accountants' report.    2

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          Six Month Ended June 30,
                                                                    ----------------------------------
                                                                        2001                   2000
                                                                    ------------          ------------
Revenue
  Contract revenue                                                  $  1,905,970          $  4,542,463
  Retail sales                                                           123,678               127,865
                                                                    ------------          ------------
      Total revenue                                                    2,029,648             4,670,328
                                                                    ------------          ------------
Direct costs
  Labor costs                                                            735,546               835,967
  Fringe benefits                                                        317,968               302,637
  Other direct costs                                                     312,650               989,020
  Applied overhead                                                     1,073,388             1,044,634
  Depreciation and amortization                                           93,681                93,753
                                                                    ------------          ------------
      Total direct costs                                               2,533,233             3,266,011
                                                                    ------------          ------------
Gross (loss) profit                                                     (503,585)            1,404,317
                                                                    ------------          ------------

Operating Expenses
  Marketing                                                              191,887               285,917
  Research and development                                               131,109               315,211
  Bid proposal                                                            62,064               124,797
  General and administrative                                             340,887               341,444
                                                                    ------------          ------------
      Total operating expenses                                           725,947             1,067,369
                                                                    ------------          ------------
(Loss) income from operations                                         (1,229,532)              336,948
                                                                    ------------          ------------

Other income (expense)
  Interest income                                                          3,099                 4,437
  Rental income                                                            7,037                 7,999
  Costs incurred and accrued in connection with merger                  (449,474)                    -
  Interest expense                                                       (50,414)              (33,770)
  Amortization of goodwill                                               (21,565)              (21,565)
  Amortization of negative goodwill                                       24,831                24,831
                                                                    ------------          ------------
      Total other expenses                                              (486,486)              (18,068)
                                                                    ------------          ------------
(Loss) income before provision for income taxes                       (1,716,018)              318,880
Provision for income taxes                                                     -                27,439
                                                                    ------------          ------------
Net (loss) income                                                   $ (1,716,018)         $    291,441
                                                                    ============          ============

    See notes to consolidated financial statements and accountants' report.    3

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

                    Six Months Ended June 30, 2001 and 2000

                                                  Common Stock $.01 Par Value     Additional    Accumulated
                                                    Shares          Amount     Paid In Capital    Deficit          Total
                                                    ------          ------     ---------------    -------          -----
Balance January 1, 2000                           1,222,877       $  12,229     $   806,777     $  (503,573)     $    315,433
Shares purchased through Employee
Stock Purchase Plan                                 135,906           1,359           89,698               -            91,057
Other stock subscribed during the period             15,712             157           10,371               -            10,528
Stock repurchased during the period                 (11,368)           (114)          (7,502)              -            (7,616)
Net income for the period                                 -               -                -         291,441           291,441
                                                 ----------       ---------     ------------     -----------      ------------
Balance June 30, 2000                             1,363,127       $  13,631     $    899,344     $  (212,132)     $    700,843
                                                 ==========       =========     ============     ===========      ============

Balance January 1, 2001                           1,501,112       $  15,011     $    990,415     $(1,449,712)     $   (444,286)
Shares purchased through Employee
  Stock Purchase Plan                               108,812           1,088           71,816               -            72,904
Other stock subscribed during the period                  -               -                -               -                 -
Stock repurchased during the period                 (10,313)           (103)          (6,807)              -            (6,910)
Net loss for the period                                   -               -                -      (1,716,018)       (1,716,018)
                                                 ----------       ---------     ------------     -----------      ------------
Balance June 30, 2001                             1,599,611       $  15,996     $ 1,055,424      $(3,165,730)     $ (2,094,310)
                                                 ==========       =========     ============     ===========      ============

     See notes to consolidated financial statements and accountants' report.   4

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                       Six Months Ended June 30,
                                                                    --------------------------------
                                                                        2001                 2000
                                                                    ------------        ------------
Cash Flows from Operating Activities
  Net (loss) income                                                 $ (1,716,018)       $    291,441
  Adjustments to reconcile net (loss) income to net cash
   (used in) provided by operating activities
     Depreciation and amortization                                       115,246             115,318
     Amortization of negative goodwill                                   (24,831)            (24,831)
  Changes in current assets and liabilities
     Accounts receivable                                                  50,516            (677,008)
     Unbilled costs and fees                                              49,180              76,309
     Other receivables                                                    22,416             (56,170)
     Inventories                                                          35,467              11,172
     Prepaid expenses and other current assets                           (95,955)           (152,249)
     Accounts payable                                                    108,846             (88,771)
     Accrued expenses                                                     (4,546)            (32,406)
     Accumulated employee vacation                                        28,187              25,871
     Income taxes payable                                                   (440)            (15,050)
     Deferred revenue and other current liabilities                      815,610             570,132
                                                                    ------------        ------------
         Net cash (used in) provided by operating activities            (616,322)             43,758
                                                                    ------------        ------------

Cash Flows from Investing Activities
  Purchase of property and equipment                                     (60,610)                  -
                                                                    ------------        ------------

Cash Flows from Financing Activities
  Proceeds from borrowing - notes payable                                334,112             179,874
  Proceeds from borrowing - credit line                                  450,000                   -
  Principal payments under capital lease obligation                            -              (2,095)
  Principal payments on notes payable                                   (130,566)            (79,365)
  Principal payments on line of credit                                         -            (250,000)
  Subscription and issuance of common stock                               72,904             101,585
  Repurchase of stock from former employees                               (6,910)             (7,616)
                                                                    ------------        ------------
         Net cash provided by (used in) financing activities             719,540             (57,617)
                                                                    ------------        ------------

Net increase (decrease) in cash                                           42,608             (13,859)
Cash, beginning of period                                                 61,091              92,384
                                                                    ------------        ------------
Cash, end of period                                                 $    103,699        $     78,525
                                                                    ============        ============

   See notes to consolidated financial statements and accountants' report.     5

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (CONTINUED)

                                                                       Six Months Ended June 30,
                                                                    --------------------------------
                                                                        2001                 2000
                                                                    ------------        ------------
Supplemental Disclosures of Cash Flow Information
Cash paid during the period for
  Interest                                                          $     43,584        $     33,770
                                                                    ============        ============
  Income taxes                                                      $        440        $     42,490
                                                                    ============        ============

Supplemental Schedule of Non-Cash Investing and
Financing Activities
  Capitalized lease obligation incurred for purchase
   of equipment                                                     $     33,597        $          -
                                                                    ============        ============

   See notes to consolidated financial statements and accountants' report.     6

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Business
      The Company provides research and development services for converting, upgrading and cleaning fossil fuels and for recycling waste organics (plastics) for the US Department of Energy ("DOE") as well as other commercial customers. The Company's commercial customer base, predominantly within the oil and gas industry, is throughout the United States.

   Organization and Basis of Consolidation
      The consolidated financial statements include the accounts of Hydrocarbon Technologies Canada, Inc. incorporated on December 19, 1995 for purposes of performing joint research and development activities utilizing intellectual property with a university in Canada. The Company also has established a wholly owned subsidiary, Hydrocarbon Environmental Technology, Inc. for the purpose of performing research into converting scrap tires and waste oil into a more refined oil and carbon based solid material. The Company also has a wholly owned subsidiary which was established during 1998, Chemsampco, Inc., which is also based in New Jersey. This subsidiary is a chemical manufacturer and supplier. All intercompany transactions have been eliminated.

   Ownership
      The Company is owned entirely by its employees. The initial stockholders were the Company's president, vice-president, treasurer, and secretary. As discussed in the Employee Stock Purchase Plan note, the Company subsequently developed the plan in which all the Company's employees may purchase at their option, shares in the Company's stock. Currently, substantially all of the employees are participating in this plan.

   Cash
      For the purpose of the statements of cash flows, cash includes time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

   Inventories
      Inventories consist of custom repair parts for the equipment used and the supplies consumed in the various tests the Company performs. Since substantially all of this inventory is repair parts, consumable supplies and chemicals, they are valued at their specific historical cost and are not for resale to customers. There are no raw materials or work in process.

      The inventory related to the subsidiary Chemsampco, Inc. is comprised of reagent chemicals of varying degrees of purity and is available for resale to customers.

      Inventory maintained by the subsidiary is valued at the lower of cost (determined on a first in first out basis) or market.

   Research and Development Costs
      Current operations are charged with all internal research and development expenses, (including overhead allocations), which amounted to $131,109 and $315,211 for the six months ended June 30, 2001 and 2000, respectively.

   See notes to consolidated financial statements and accountants' report.     7

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Property and Equipment and Depreciation
      Property and equipment is stated at cost and is depreciated for financial reporting purposes on a straight-line basis over the estimated useful lives of the respective assets ranging from three to thirty nine and one-half years. Building improvements are depreciated over their estimated useful lives. Repairs and maintenance expenditures that do not extend the useful lives of the related assets are expensed as incurred.

   Excess of Net Assets Acquired Over Cost (Negative Goodwill)
      Effective January 17, 1995 (the transaction was completed on April 17, 1995, retroactively effective to January 17, 1995), the Company purchased the location, the existing equipment, inventory, DOE contracts and other assets from Husky Oil, Ltd. of Canada ("Husky"). (This purchase was arranged since Husky was planning to close the facility.) The Company agreed to purchase the assets and assume various liabilities from Husky in exchange for the funds Husky estimated it would need to expend for the site closing.

      In accordance with accounting principles generally accepted in the United States of America requirements related to below market value business combinations, the non-current assets (land, building, equipment, and customer list) have been written down to the lower of their proportionate share of the purchase price or zero. As a result, a credit balance in goodwill (negative goodwill) resulted. The figure is being amortized into income over 15 years using the straight-line method and amounted to $24,831 for both six months ended June 30, 2001 and 2000.

   Goodwill
      Effective March 1998, the Company purchased the assets of another entity and created a wholly owned subsidiary, Chemsampco, Inc. Goodwill represents the excess of the purchase price of the assets purchased over the fair market value at the date of acquisition and is being amortized on a straight line method over 60 months and is included in other assets. Amortization expense charged to operations was $21,565 for both six months ended June 30, 2001 and 2000.

   Income Taxes
      In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date.

      The Company also qualifies as a "Personal Service Corporation" (PSC) as defined in the Internal Revenue Service Regulations. Accordingly, for income tax purposes, the Company is entitled to

      See accountants' report on the consolidated financial statements.        8

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Income Taxes (Continued)
      report its income and expenses using the cash receipts and disbursements method of accounting instead of the accrual method (Generally Accepted Accounting Principles) used for financial statement reporting.

      The Company has elected to file a consolidated tax return including its Canadian subsidiary as if it was a domestic corporation.

   Major Customers
      The Company generally extends unsecured credit in connection with its testing sales, and a portion of the business (6% and 4% for the six months ended June 30, 2001 and 2000, respectively) is from the DOE. The Company has made, in its opinion, appropriate estimated provisions (which are $10,200 at June 30, 2001 and December 31, 2000) for credit losses on accounts receivable from commercial contracts based upon information currently available. The Company, like other governmental contractors, is subject to annual appropriations by Congress to continue funding for these programs.

      A significant portion of the Company's revenue, 68% for the six months ended June 30, 2001 is from two commercial customers and 73% of the Company's revenue for the six months ended June 30, 2000 is from one commercial customer. Included in accounts receivable and unbilled costs and fees is $22,875 at both June 30, 2001 and December 31, 2000.

   Revenue Recognition
      Revenue from cost reimbursement contracts is recorded as the costs associated with that revenue are incurred. During 2001 and 2000, the Company used provisional rates when invoicing for overhead and general and administrative expenses under its DOE contracts. These provisional rates are based on the Company's budget for the respective year. Adjustments to these rates are made monthly when the actual rates can be calculated after allowing for anticipated unallowable expenses. Final adjustments will be made after year end rates are approved by the Defense Contract Audit Agency "DCAA" (usually one to two years after the close of the fiscal year). All of these rates are subject to audit by various government authorities, principally the DCAA.

      Revenue from other contracts (fixed price) is also recognized as the costs associated with that revenue are incurred. Estimated losses will be accrued when the facts indicating that a loss will occur become known.

      The Company has a liquification process contract which will also produce approximately 317,000 pounds of material. Revenue recognition applicable to this contract is based upon the percentage of completion method of accounting. Accordingly, income is recognized in the ratio that labor hours incurred bears to estimated total labor hours. Adjustments to labor hour estimates are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined.

      The Company reflects revenue in excess of billings as unbilled costs and fees in the consolidated balance sheet as a current asset. Conversely, billings in excess of revenue are reflected as deferred revenue in the consolidated balance sheets as a current liability.

      See accountants' report on the consolidated financial statements.        9

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED

   Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

   Interim Reporting
      The consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results of the six months ended June 30, 2001 and 2000.

B. CONCENTRATION OF CREDIT RISK

   The Company maintains cash in bank balances which may exceed federally insured limits. The Company historically has not experienced any cash in bank losses. The Company provides credit in the normal course of business to its customers and performs ongoing credit evaluations of its customers and maintains allowances for uncollectible accounts based on factors surrounding the credit risk of specific customers, historical trends and other information.

C. PENSION PLAN

   The Company sponsors a 401(k) retirement plan for its employees that allows the employees to contribute a portion of their salary to their retirement. The Company currently matches the employees' contribution up to 5% of the employees' compensation. The board of directors also has the option of making discretionary contributions (in addition to the matching contributions) in any amount subject to Internal Revenue limitations. For the six months ended June 30, 2001 and 2000, the Company's total contribution was $71,607 and $88,014, respectively.

D. PROPERTY AND EQUIPMENT

   Property, plant and equipment, which is stated at cost less accumulated depreciation and amortization, is summarized as follows:


                                                      June 30,     December 31,
                                                        2001            2000
                                                    ------------   ------------
   Machinery and equipment                          $  1,038,266   $    997,250
   Building improvements                                 652,626        652,626
   Equipment under capital lease                         109,267         56,076
                                                    ------------   ------------
   Subtotal                                            1,800,159      1,705,952
   Less accumulated depreciation and amortization        730,994        637,313
                                                    ------------   ------------
                                                    $  1,069,165   $  1,068,639
                                                    ============   ============


   Depreciation and amortization expense aggregated $93,681 and $93,753 for the six months ended June 30, 2001 and 2000, respectively.

      See accountants' report on the consolidated financial statements.       10

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

E. OTHER RECEIVABLES

   As discussed previously, the Company purchased its facility from Husky. The facility has various environmental problems that are in various stages of remediation under the supervision of the New Jersey Department of
   Environmental  Protection  (NJ  DEP).  A  former  owner  of the  facility  is responsible for the clean up of the site (for contamination prior to the purchase by Husky) and has invested over $4,000,000 to date in the clean up project. Part of the terms of the sale of the facility to the Company is that the former owner of the site remain fully responsible, and further, that Husky guarantee the former owner's continuing compliance with the terms of its environmental remediation plan agreed to with the NJ DEP. The Company has from time to time needed to expend funds in order to maintain the remediation program and is seeking reimbursement from the former owner. Accordingly, $0 and $34,026 is due from the former owner as of June 30, 2001 and December 31, 2000, respectively. This amount is included in the current assets section under the caption "Other receivables".

F. DEBT

   Credit lines payable consist of the following:

                                                              June 30,     December 31,
                                                                2001            2000
                                                            ----------     ------------
            A   $1,000,000   credit  line  for  general
            corporate and working  capital  purposes as
            well as other debt  paydown,  with interest
            at prime plus 1% expired  May 31,  2001 but
            was extended  until May 31, 2002.  Prime at
            June  30,  2001  was  7%.  The  bank  has a
            security  interest  in  all  assets  of the
            Company and a junior lien on the  inventory
            of the subsidiary,  Chemsampco,  Inc. There
            are   financial   covenants   relating   to
            tangible net worth and minimum debt service
            coverage which commence  December 31, 2000,
            for which waivers have been  obtained.  The
            credit line is personally guaranteed by the
            three original  officers/  stockholders  of
            the  Company up to 62% of the credit  line.     $  950,000     $  1,000,000
                                                            ----------     ------------

            A   $500,000   credit   line  for   general
            corporate  and  working  capital  purposes,
            with  interest at prime plus 1% and expires
            October  31,  2001.  Prime at June 30, 2001
            was 7%. The bank has a security interest in
            all assets of the Company and a junior lien
            on  the   inventory   of  the   subsidiary,
            Chemsampco,    Inc.   The    aforementioned
            financial  covenants are also applicable to
            this  credit  line.   The  credit  line  is
            personally guaranteed by the three original
            officers/ stockholders of the Company up to
            62% of the credit line.                            500,000                -
                                                            ----------     ------------
                Total                                       $1,450,000     $  1,000,000
                                                            ==========     ============


      See accountants' report on the consolidated financial statements.       11

                 HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F. DEBT (CONTINUED)

   In March 1998, the Company purchased certain assets of another entity and created a wholly owned subsidiary named Chemsampco, Inc. and signed a $400,000 promissory note. This note is subordinate to the line of credit although the seller has a security interest in the inventory, machinery and equipment, manufacturing procedures and production records, trade name and goodwill acquired in the asset purchase. HTI (parent) as surety, has guaranteed to the Seller that the value of the inventory purchased shall be equal to or greater than the principal outstanding on the promissory note.

   The line of credit contains covenants pertaining to tangible net worth and minimum debt service coverage which commenced December 31, 2000. The Company is required to maintain minimum tangible net worth as defined, of $750,000 as of December 31, 2000. The Company is also required to maintain a minimum debt service coverage ratio as defined of 1.15. The Company's tangible net worth and debt service coverage ratio are negative as of June 30, 2001 and December 31, 2000. The bank has waived these covenant violations as of June 30, 2001 and December 31, 2000 and for the periods then ended.

   Debt is comprised of the following:

                                                              June 30,     December 31,
                                                                2001            2000
                                                            ----------     ------------

            Promissory  note  payable in equal  monthly
            installments   of  $10,225   inclusive   of
            interest at 7.5%  through  April 2002.  The
            note is secured  by  certain  assets of the
            Company.                                        $   89,214     $    145,970

            Insurance  premium  note payable in monthly
            installments   of   $8,481   inclusive   of
            interest  at  10.5%   commencing  May  2000
            through  January 2001. The note was secured
            by the  unused  portion  of the  underlying
            policies.                                                -            8,407

            Insurance  premium  note payable in monthly
            installments   of   $6,509   inclusive   of
            interest  at  11.95%  commencing  May  2000
            through  October 2001.  The note is secured
            by the  unused  portion  of the  underlying
            policies.                                           25,401           61,664

            Insurance  premium  note payable in monthly
            installments   of  $15,437   inclusive   of
            interest  at 8.54%  commencing  April  2001
            through  January 2002.  The note is secured
            by the  unused  portion  of the  underlying
            policies.                                          104,972                -

            Promissory  note payable from acquirer with
            interest   at   8.5%.   The   note   has  a
            subordinated security interest to the lines
            of credit and is due May 2, 2002.                  200,000                -
                                                            ----------     ------------
                Total                                          419,587          216,041
            Less current portion                               419,587          185,746
                                                            ----------     ------------
            Debt, net of current portion                    $        -     $     30,295
                                                            ==========     ============

      See accountants' report on the consolidated financial statements.       12

                 HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


G. INCOME TAXES

   As previously discussed, the Company follows FASB Statement No. 109 for the accounting of income taxes and for income tax purposes, reports its income and expenses on the cash receipts and disbursements method of accounting. Therefore the Company has significant deferred tax assets and liabilities resulting from the different methods of income recognition.

   Components of income tax expense for the six months ended June 30, 2001 and 2000 are as follows:

                                                        2001           2000
                                                     ----------     ----------
         Current:
           Federal                                   $        -     $   16,520
           State                                              -          2,700
                                                     ----------     ----------
                                                              -         19,220
                                                     ----------     ----------
         Deferred:
           Federal                                            -          2,518
           State                                              -          5,701
                                                     ----------     ----------
                                                              -          8,219
                                                     ----------     ----------
         Total provision for income taxes            $        -     $   27,439
                                                     ==========     ==========


   The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liability at June 30, 2001 and December 31, 2000 are presented below:

                                                         June 30,   December 31,
                                                           2001         2000
                                                       -----------  -----------
         Deferred tax asset:

           Tax effect of realization of
             Accounts payable                          $   331,300  $   292,000
             Accrued expenses                               94,900       78,000
             Deferred revenues                             298,600       21,300
             Net operating loss                            306,000      342,000
                                                       -----------  -----------
                 Subtotal                                1,030,800      733,300
             Less valuation allowance                     (849,000)    (567,800)
                                                       -----------  -----------
                 Total deferred tax asset                  181,800      165,500
                                                       -----------  -----------

         Deferred tax liabilities:
           Tax effect of realization of
             Accounts receivable                            76,700     (109,600)
             Prepaid expenses                              105,100      (55,900)
                                                       -----------  -----------
                 Total deferred tax liability              181,800     (165,500)
                                                       -----------  -----------
                 Net deferred tax asset                $         -  $         -
                                                       ===========  ===========

   As discussed in the "Summary of Significant Accounting Policies," the Company uses the cash receipts and disbursements method of accounting for income tax purposes. Management has deemed a valuation allowance necessary since anticipated profits in future years cannot be predicted.

      See accountants' report on the consolidated financial statements.       13

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

G. INCOME TAXES (CONTINUED)

   As of June 30, 2001, the Company has net operating loss carryforwards of approximately $1,000,000 and $1,500,000 for federal and state purposes, respectively. The losses expire beginning in 2020 and 2005 for federal and state purposes, respectively. Federal and state tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership as defined by the Internal Revenue Service Code Section 382.

H. EMPLOYEE STOCK PURCHASE PLAN

   As previously discussed, the Company is owned by its employees. Each employee has the option of allocating up to 15% of their payroll to purchase shares of stock in the Company at a price set by the board of directors. At the end of a six month period (June 30 and December 31), the Company will apply the withheld funds to the purchase of the shares and issue the shares. As of June 30, 2001 and 2000, substantially all the employees participated in this plan. As a result, during the six month period ended June 30, 2001, 108,812 shares of stock with a par value of $1,088 and an additional paid in capital of $71,816 were subscribed under this plan. During the six month period ended June 30, 2000, 135,906 shares of stock with a par value of $1,359 and an additional paid in capital of $89,698 were subscribed under this plan. As of April 26, 2001 the Board discontinued further contributions to the Employees Stock Purchase Plan.

I. STOCK OPTION PLAN

   In September 1997, the stockholders of the Company approved the adoption of the Company's 1997 Stock Option Plan and the reservation of 500,000 shares of Common Stock for issuance upon the exercise of options granted.

   The Company granted 6,500 stock options to two employees with an exercise price of $.67 per option, the fair market value of the stock as of December 31, 1996. The Company also granted 150,000 stock options to three officers/shareholders with an exercise price of $.01 per option.

   The Company granted 15,000 stock options to three employees with an exercise price of $.67 per option on January 14, 2000. During May 2000, the Company admitted five new Advisory Board members whose compensation for each meeting attended would be $1,000 plus expenses plus 500 options to purchase stock at $.67 per share.

   The Company currently accounts for its stock based compensation plans using the accounting method prescribed by Accounting Principals Board Opinion No. 25, Accounting for Stock Issued to Employees. Since the Company is not required to adopt the fair value based recognition provisions prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, it has elected only to comply with the disclosure requirements set forth in the Statement, which includes disclosing proforma net income as if the fair value based method of accounting had been applied.

      See accountants' report on the consolidated financial statements.       14

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

I. STOCK OPTION PLAN (CONTINUED)

   The Company granted stock options to two employees as follows:

        Options granted                                                    6,500
        Option exercise date                                   February 27, 1997
        Option exercise price                                   $ .67 per option
        Option term                                                      3 years
        Vesting                                     One month from date of grant
        Weighted-average remaining contractual life                         None

   The Company granted stock options to three employees as follows:

        Options granted                                                   15,000
        Option exercise date                                    January 14, 2000
        Option exercise price                                   $ .67 per option
        Option term                                                      3 years
        Vesting                                     One month from date of grant
        Weighted-average remaining contractual life             1 year, 6 months

   The Company granted stock options to three officers/shareholders as follows:

        Options granted                                                  150,000
        Option exercise date                                   December 15, 1997
        Option exercise price                                   $ .01 per option
        Option term                                                     10 years
        Vesting                                                      Immediately
        Weighted-average remaining contractual life            6 years, 6 months

   The Company granted stock options to five Advisory Board members as follows:

        Options granted                                                    2,500
        Option exercise date                                  September 12, 2000
        Option exercise price                                   $ .67 per option
        Option term                                  10 years from date of grant
        Vesting                                                      Immediately
        Weighted-average remaining contractual life            8 years, 9 months

   The fair value of the options granted is estimated on the grant date using an option-pricing model (Black-Scholes) with the following weighted average assumptions used for the 1997 and 2000 grants: dividend yield 0%, risk free interest of 5.98%, expected lives of the options of 3 and 10 years, respectively and future stock volatility of 0% since the Company is not publicly traded.

      See accountants' report on the consolidated financial statements.       15

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

I. STOCK OPTION PLAN (CONTINUED)

   A summary of the status of the Company's stock option plan as of June 30, 2001 and June 30, 2000 and the changes during the periods then ended is presented below.

   Options granted to two employees:

                                                                    Weighted-
                                                    Number of        Average
                                                     Shares       Exercise Price
                                                  -------------   --------------
        Outstanding at January 1, 2001                      -       $          -
        Granted                                             -                  -
        Exercised                                           -                  -
        Expired                                             -                  -
        Forfeited                                           -                  -
                                                    ---------       ------------
        Outstanding at June 30, 2001                        -       $          -
                                                    =========       ============
        Exercisable at June 30, 2001                        -       $          -
                                                    =========       ============

                                                                    Weighted-
                                                    Number of        Average
                                                     Shares       Exercise Price
                                                  -------------   --------------
        Outstanding at January 1, 2000                  6,500       $       0.67
        Granted                                             -                  -
        Exercised                                           -                  -
        Expired                                         6,500               0.67
        Forfeited                                           -                  -
                                                    ---------       ------------
        Outstanding at June 30, 2000                        -       $          -
                                                    =========       ============
        Exercisable at June 30, 2000                        -       $          -
                                                    =========       ============

   Options granted to three employees:

                                                                    Weighted-
                                                    Number of        Average
                                                     Shares       Exercise Price
                                                  -------------   --------------
        Outstanding at January 1, 2001                 15,000       $       0.67
        Granted                                             -                  -
        Exercised                                           -                  -
        Expired                                             -                  -
        Forfeited                                       5,000               0.67
                                                    ---------       ------------
        Outstanding at June 30, 2001                   10,000       $       0.67
                                                    =========       ============
        Exercisable at June 30, 2001                   10,000       $       0.67
                                                    =========       ============

      See accountants' report on the consolidated financial statements.       16

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

I. STOCK OPTION PLAN (CONTINUED)

   Options granted to three employees (Continued):

                                                                    Weighted-
                                                    Number of        Average
                                                     Shares       Exercise Price
                                                  -------------   --------------
        Outstanding at January 1, 2000                      -       $          -
        Granted                                        15,000               0.67
        Exercised                                           -                  -
        Expired                                             -                  -
        Forfeited                                           -                  -
                                                    ---------       ------------
        Outstanding at June 30, 2000                   15,000       $       0.67
                                                    =========       ============
        Exercisable at June 30, 2000                   15,000       $       0.67
                                                    =========       ============
        Weighted-average fair value of options
        granted during the period ended
        June 30, 2000                               $    0.11
                                                    =========

   Options granted to officers/shareholders:

                                                                    Weighted-
                                                    Number of        Average
                                                     Shares       Exercise Price
                                                  -------------   --------------
        Outstanding at January 1, 2001                139,500       $       0.01
        Granted                                             -                  -
        Exercised                                           -                  -
        Expired                                             -                  -
        Forfeited                                           -                  -
                                                    ---------       ------------
        Outstanding at June 30, 2001                  139,500       $       0.01
                                                    =========       ============
        Exercisable at June 30, 2001                  139,500       $       0.01
                                                    =========       ============

                                                                    Weighted-
                                                    Number of        Average
                                                     Shares       Exercise Price
                                                  -------------   --------------
        Outstanding at January 1, 2000                139,500       $       0.01
        Granted                                             -                  -
        Exercised                                           -                  -
        Expired                                             -                  -
        Forfeited                                           -                  -
                                                    ---------       ------------
        Outstanding at June 30, 2000                  139,500       $       0.01
                                                    =========       ============
        Exercisable at June 30, 2000                  139,500       $       0.01
                                                    =========       ============


      See accountants' report on the consolidated financial statements.       17

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

I. STOCK OPTION PLAN (CONTINUED)

   Options granted to five Advisory Board members:

                                                                    Weighted-
                                                    Number of        Average
                                                     Shares       Exercise Price
                                                  -------------   --------------
        Outstanding at January 1, 2001                  2,500       $       0.67
        Granted                                             -                  -
        Exercised                                           -                  -
        Expired                                             -                  -
        Forfeited                                           -                  -
                                                    ---------       ------------
        Outstanding at June 30, 2001                    2,500       $       0.67
                                                    =========       ============
        Exercisable at June 30, 2001                    2,500       $       0.67
                                                    =========       ============


                                                                    Weighted-
                                                    Number of        Average
                                                     Shares       Exercise Price
                                                  -------------   --------------
        Outstanding at January 1, 2000                      -       $          -
        Granted                                             -                  -
        Exercised                                           -                  -
        Expired                                             -                  -
        Forfeited                                           -                  -
                                                    ---------       ------------
        Outstanding at June 30, 2000                        -       $          -
                                                    =========       ============
        Exercisable at June 30, 2000                        -       $          -
                                                    =========       ============

J. CAPITAL LEASE PAYABLE

   The Company leases certain equipment under capital leases expiring in 2000 and 2003. The assets and liabilities under the capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset at the inception of the lease. The assets are amortized over the lower of their related lease terms or their estimated productive lives. Amortization of assets under the capital leases is included in depreciation and amortization expense and amounted to $1,772 and $1,862 for the six months ended June 30, 2001 and 2000, respectively.

   Properties held under capital leases are included in property and equipment are as follows:
                                                   June 30,         December 31,
                                                    2001                2000
                                                -------------       ------------
        Warehouse equipment                     $      18,622       $     18,622
        Office equipment                               37,482             37,482
        Analytical equipment                           53,163                  -
                                                -------------       ------------
                Subtotal                              109,267             56,104
        Less accumulated amortization                  57,853             56,104
                                                -------------       ------------
                Total                           $      51,414       $          -
                                                =============       ============

      See accountants' report on the consolidated financial statements.       18

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

J. CAPITAL LEASE PAYABLE (CONTINUED)

   Minimum lease payments due under capital leases for the period ending:

        June 30,
   -----------------------
        2002                                                           $ 19,968
        2003                                                           $ 16,720
                                                                       --------
        Total net minimum capital lease payments                         36,688
        Less amounts representing interest                                3,091
                                                                       --------
        Present value of net minimum capital lease payments              33,597
        Less current maturities of capital lease obligations             18,597
                                                                       --------
        Obligations under capital leases, excluding current maturities $ 15,000
                                                                       ========

   The interest rates on capitalized leases vary from 8.9% to 11.3% and are based on the lessor's implicit rate of return. Interest expense under the capital lease approximated $0 and $58 for six months ended June 30, 2001 and 2000, respectively.

K. PURCHASE OF SITE

   Effective January 17, 1995 (the transaction was completed on April 17, 1995, retroactive to January 17, 1995), the Company purchased the location, the existing equipment, inventory, DOE contracts, and other assets from Husky Oil, Ltd. of Canada. (This purchase was arranged since Husky was planning to close the facility.) The Company agreed to purchase the assets and assume various liabilities from Husky in exchange for the funds Husky estimated it would need to expend for the site closing. The major terms of the purchase agreement were that the Company would purchase the site, equipment, real estate, and liability to perform certain DOE contracts Husky had entered into, for $150,000 (fair market value is approximately $2,500,000) and Husky would provide $760,000 in cash (the estimated cost to close the facility) in order to fund the initial operations and the Company would assume a portion of the DCAA rate adjustments for prior years.

   APB No. 13 indicates that assets purchased for below market value should be recorded at the actual cost of the non current assets or zero if the current assets' fair market value exceeds the purchase price. Accordingly, the initial cost of the site, equipment, etc. are not reflected on the books since they have been written down to zero. As a result, a credit balance in goodwill (negative goodwill) of $817,517 resulted as of December 31, 1995. The figure is being amortized into income over 15 years using the straight-line method.

   The DCAA has completed its audit of the billing rates used for 1992, 1993 and 1994 which resulted in an adjustment higher than estimated at the time of purchase. Since this adjustment was a function of the purchase of the business and not the result of the Company's operations, management reduced goodwill for the excess of the final DOE adjustment over the estimated provision made in 1995. The adjustment amounts to $54,601 at December 31, 1998. The net balance in negative goodwill will be amortized over its estimated remaining life (13 years).

      See accountants' report on the consolidated financial statements.       19

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

K. PURCHASE OF SITE (CONTINUED)

   At June 30, 2001 and December 31, 2000 the balance in the negative goodwill account was as follows:

                                                            2001         2000
                                                        ----------   ----------
        Negative goodwill                               $  744,923   $  744,923
        Less accumulated amortization and adjustment       383,263      358,432
                                                        ----------   ----------
        Negative goodwill, net                          $  361,660   $  386,491
                                                        ==========   ==========

   Amortization of negative goodwill aggregated $24,831 for both six months ended June 30, 2001 and June 30, 2000.

L. COMMITMENTS, OPERATING LEASES AND RELATED PARTY TRANSACTIONS

   On January 23, 1996, the Company entered into an agreement with a Canadian enterprise to acquire certain chemical process technology and related intellectual property. The technology represents interesting concepts but considerable development and research work remains to be done in order for them to be commercially viable. In the event the technology is viable, the Company is obligated to pay royalty fees to the interested parties based on future revenue generated by the specific technology. The amount of liability cannot be reasonably estimated as of June 30, 2001 and December 31, 2000.

   During 1998, the Board of Directors authorized the issuance of one year warrants to purchase common stock to all holders of common stock as of June 30, 1998 for 25% of the common shares outstanding as of that date, at an exercise price of $.67 per share. These warrants expired on September 23, 2000 and were extended until June 30, 2000. On March 22, 2000 the Board of Directors unanimously approved an extension on these warrants until October 31, 2000.

   A summary of the status of the warrants as of June 30, 2001 and December 31, 2000 and the changes during the periods then ended is presented below.

                                                     2001                            2000
                                           --------------------------      ---------------------------
                                                           Weighted-                       Weighted-
                                                            Average                         Average
                                            Number of      Exercise         Number of      Exercise
                                             Shares          price           Shares          price
                                           -----------    -----------      -----------    ------------
        Outstanding at
           beginning of period                      -     $        -         187,978      $     0.67
        Granted                                     -              -               -               -
        Exercised                                   -              -          86,232            0.67
        Expired                                     -              -         101,746            0.67
                                           -----------    -----------      -----------    ------------
        Outstanding at end
           of period                                -     $        -               -      $        -
                                           ===========    ===========      ===========    ============

      See accountants' report on the consolidated financial statements.       20

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


L. COMMITMENTS, OPERATING LEASES AND RELATED PARTY TRANSACTIONS (CONTINUED)

   The Company entered into a four year lease agreement commencing September 1, 1998 for space applicable to the subsidiary Chemsampco. The rent under this agreement is $3,800 per month plus utilities. The lease contains a contingent rental payment based upon increases in taxes, as well as a renewal option for an additional two years.

   The following is a schedule of the future minimum rental payments required under this operating lease which has an initial or remaining non-cancelable lease term in excess of one year as of June 30, 2001:

     Period ending June 30,
         2002                                          $    45,600
         2003                                                7,600
                                                       -----------
                                                       $    53,200
                                                       ===========

   Rent expense aggregated $22,800 for both six months ended June 30, 2001 and 2000.

   On July 1, 1998, one of the Company's subsidiaries entered into an agreement with a vendor to market certain scrap tire and waste oil technology which involves the conversion of scrap tire and waste oil into a more refined oil and carbon based solid material. Under the terms of the agreement, the Company is obligated to pay $9,250 per month, of which $2,250 per month is deferred until the contract is completed or terminates on December 31, 2000. At the end of this agreement the vendor has the option to accept the deferred cash or convert the cash to common stock of the Company's subsidiary.

   During June 1999, the Company terminated the agreement and the subsidiary will pay to the vendor the unpaid portion of the consulting fee through the date of termination and the deferred portion of the consulting fee will be paid in cash. The termination was in accordance with the agreement. The deferred portion included in accrued expenses is $0 at both June 30, 2001 and December 31, 2000.

   During 2000, the Company entered into an agreement with a foreign entity to sell a 15% interest in HTI's Coal Process Technology for $750,000. A separate agreement for a feasibility study relating to the technology was signed for $1,600,000 along with a Licensing Agreement in Principle for $8,200,000. The formal Licensing Agreement is to be signed at the conclusion of the feasibility study, with 85% of the licensing fee applicable to HTI. The licensing fee is to be paid out over several years based upon obtaining specific milestones as stated in the Agreement in Principle. The first payment approximates $2,000,000 and is payable upon signing of the Licensing Agreement. HTI received payment of $1,300,000 applicable to the feasibility study during the six months ended June 30, 2001.

   During May 2001, the Company entered into an agreement with an unrelated entity to enter into a business combination transaction whereby this unrelated entity will acquire substantially all of the issued and outstanding shares of stock of HTI and subsidiaries for cash and stock in the acquirer. In addition, the acquirer will repay the two lines of credit outstanding as of June 30, 2001 in the amount of $1,450,000.

      See accountants' report on the consolidated financial statements.       21

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


L. COMMITMENTS, OPERATING LEASES AND RELATED PARTY TRANSACTIONS (CONTINUED)

   During May 2001, the aforementioned acquirer loaned the Company $200,000 with interest at 8.5% and is due May 2, 2002. The Company has accrued interest on the loan in the amount of $1,422 as of June 30, 2001.

   The Company has incurred and accrued costs associated with the aforementioned business combination which is comprised of legal, accounting and consulting fees amounting to $449,474 for the six months ended June 30, 2001.

   During the period ended June 30, 2001, the Company became a 53% equity member in a limited liability company, Carborex LLC ("LLC") and entered into an exclusive sublicensing agreement to commercialize the Company's waste oil and waste tire processing technology. The Company plans to record this investment under the equity method, that is the investment is recorded at cost and is adjusted periodically to recognize the LLC's share of earnings and losses. The Company anticipates that its equity membership in the LLC will be approximately 47% at December 31, 2001, therefore this LLC is not included in the consolidated financial statements of the Company at June 30, 2001. The Company's share of the LLC's losses for the period ended June 30, 2001 approximated $78,000. The Company has not guaranteed any obligations and is not committed to provide financial support to the LLC therefore the Company's investment and share of the LLC's loss have not been recorded in the accompanying consolidated financial statements.

   The Company received $205,000 from the LLC (a related party) during the period ended June 30, 2001, of which $147,600 is included in contract revenue and the balance which totals $57,400 is included in deferred revenue and other current liabilities as of June 30, 2001.

M. CONTINGENCY

   During October 2000, the Board of Directors approved a measure whereby terminated employees of the Company could elect to retain their stock in the Company for a period of up to five years after termination. The measure provides that the Company will purchase the shares from the former employees at the greater of $0.67 per share or the fair market value of the shares at the repurchase date. As of June 30, 2001 and December 31, 2000, the number of shares held by former employees of the Company was 115,612 and 133,812, respectively.

N. RESTATEMENT

   The Company in order to effect the aforementioned business combination has decided to restate the financial statements to reflect the acquirer's accounting principles. The Company has written off Intellectual Property and Organization Costs, which the Company had previously capitalized and amortized over a period of time. The restatement is effective December 31, 1998. The cost of the intangible assets and the related accumulated amortization as of December 31, 1998 have been removed from the Company's balance sheet and is summarized as follows:

      See accountants' report on the consolidated financial statements.       22

                HYDROCARBON TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

N. RESTATEMENT (CONTINUED)
                                                             December 31, 1998
                                                             -----------------
     Intellectual Property                                    $       175,000
     Less accumulated amortization                                     52,500
                                                              ---------------
                                                              $       122,500
                                                              ===============

     Organization costs                                       $       127,022
     Less accumulated amortization                                     29,770
                                                              ---------------
                                                              $        97,252
                                                              ===============

   The Company has also recorded a valuation allowance applicable to the deferred tax asset which amounted to $176,500 as of December 31, 1998.

   The Company has also restated inventory in relation to the acquisition of Chemsampco, Inc. and has reclassified $210,428 from inventory to goodwill. The restatement is as of December 31, 1998 and the restated goodwill will be amortized over a sixty month period.

   The cumulative effect of the above restatements for the periods ended is as follows:

                                                 Six Months Ended   Year Ended
                                                     June 30,      December 31,
                                                 ----------------  ------------
                                                        2000           1998
                                                    -----------    -----------
     Net income (loss) as originally reported       $   198,865    $  (730,681)
     Adjustment for effect of a change in
     accounting principle that is applied
     retroactively                                       92,576       (431,322)
                                                    -----------    -----------
     Net income (loss) as adjusted                  $   291,441    $(1,162,003)
                                                    ===========    ===========

O. SUBSEQUENT EVENT

   During July and August 2001, the acquirer loaned an additional $850,000 to the Company with interest at 8.5% and is due May 2, 2002.

P. SALE OF COMPANY

   The aforementioned business combination was consummated on August 28, 2001 whereby all of the shares issued and outstanding were acquired by an unrelated entity. It is the intention of the acquirer to provide ongoing financial support to HTI and subsidiaries.

      See accountants' report on the consolidated financial statements.       23

                           HEADWATERS INCORPORATED AND
                         HYDROCARBON TECHNOLOGIES, INC.
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION
                  (amounts in thousands of dollars and shares)

On August 28, 2001, Headwaters completed a 100% acquisition of Hydrocarbon Technologies, Inc. ("HTI"). HTI has significant intellectual property that includes the technology to transform coal and heavy oil into ultra-clean diesel fuel, recycle waste oil into valuable carbon products, and nano-catalyst technology. Total consideration at closing is currently estimated to be approximately $10,618 and consists of cash of $1,447, direct costs incurred by Headwaters to consummate the acquisition of $860, the issuance of 593 shares of Headwaters common stock valued at $5,485, options to purchase 144 shares of Headwaters' common stock issued in exchange for outstanding vested HTI options valued at $1,325, plus the assumption and retirement of $1,501 of HTI debt.

The value of Headwaters 593 shares of common stock issued was determined using the average market price of Headwaters' stock over a three-day period, consisting of the day the terms of acquisition were agreed to and one day prior to and one day subsequent to that day ($9.25). For purposes of computing the estimated fair value of the Headwaters stock options, the Black-Scholes option pricing model was used with the following assumptions: expected stock price volatility of .90, risk free interest rates of 3.5% to 4.0%, weighted average expected option lives of one to three years, no dividends, and a fair value of Headwaters' common stock of $9.25 per share.

Additional contingent consideration can be earned by HTI's stockholders in future periods based on EBITDA targets and other milestones. As required by generally accepted accounting principles, a contingent liability of $2,287 was recorded representing the contingent incremental consideration for identified purchased assets in excess of the consideration paid at closing. A contingent liability was not recognized for the contingent incremental consideration that, if paid in the future, would be recorded as goodwill. These amounts will be adjusted in the future when the actual contingent consideration is known.

The HTI acquisition has been accounted for using the purchase method of accounting as required by Statement of Financial Accounting Standards No.141, "Business Combinations." Assets acquired and liabilities assumed have been recorded at their estimated fair values as of the acquisition date. Approximately $9,700 of the purchase price was allocated to identifiable intangible assets consisting of existing patented technology with an estimated useful life of 15 years.

Approximately $2,400 of the purchase price was allocated to purchased in-process research and development. This amount represents the estimated purchased in-process technology for projects that have not yet reached technological feasibility and have no alternative future use. The value of these projects was determined by estimating the costs to develop the purchased in-process technology into commercially viable products, estimating the resulting net cash flows from the sale of those products, and discounting the net cash flows back to their present value. Headwaters recorded a non-recurring charge for this purchased in-process research and development as of the closing date of acquisition.

The following pro forma combined balance sheet gives effect to the acquisition of HTI as if it had been completed as of June 30, 2001 and combines the historical June 30, 2001 balance sheets for both Headwaters and HTI. The pro forma combined statements of operations for the year ended September 30, 2000 and the nine months ended June 30, 2001 give effect to the acquisition as if it had occurred on October 1, 1999. The pro forma combined statement of operations for the year ended September 30, 2000 combines Headwaters' historical results for the year ended September 30, 2000 with HTI's historical results for the year ended December 31, 2000. Headwaters' historical consolidated statement of income for the year ended September 30, 2000 reflects the elimination of an extraordinary item for the early extinguishment of debt in the amount of $7,860. The pro forma combined statement of operations for the nine months ended June 30, 2001 combines both Headwaters' and HTI's historical results for that nine-month period. Accordingly, HTI's historical results for the three-month period from October 1, 2000 to December 31, 2000 are included in both the pro forma combined statement of operations for the year ended September 30, 2000 and the pro forma combined statement of operations for the nine months ended June 30, 2001.

The pro forma combined financial statements are presented for illustrative purposes only. Such information does not purport to be indicative of the results of operations or financial position which actually would have resulted had the acquisition occurred on the dates indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K. The pro forma information should be read in conjunction with the accompanying notes thereto.


           HEADWATERS INCORPORATED AND HYDROCARBON TECHNOLOGIES, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               as of June 30, 2001

                                                                           Historical
                                                                    --------------------------    Pro Forma      Pro Forma
(thousands of dollars)                                                Headwaters        HTI      Adjustments      Combined
---------------------------------------------------------------------------------------------------------------------------
ASSETS

Current assets:
      Cash and cash equivalents                                       $   218          $  104                     $   322
      Short-term investments                                            5,207                      $(2,948) [A]     2,259
      Trade receivables, net                                            6,542             185                       6,727
      Short-term notes and accrued interest receivable                  1,180                         (201) [B]       979
      Other current assets                                                401             872                       1,273
                                                                    ---------------------------------------    -----------
           Total current assets                                        13,548           1,161       (3,149)        11,560
                                                                    ---------------------------------------    -----------

Property, plant and equipment, net of accumulated depreciation            631           1,069        1,109  [C]     2,809
                                                                    ---------------------------------------    -----------


Other assets:
      Notes and accrued interest receivable                             8,716                                       8,716
      Equity investments, net                                           4,210                                       4,210
      Deferred income taxes                                             3,000                                       3,000
      Intangible assets, net of accumulated amortization                1,094                        9,700  [D]    10,794
      Other assets                                                      1,175              72         (860) [E]
                                                                                                       (72) [F]       315
                                                                    ---------------------------------------    -----------
           Total other assets                                          18,195              72        8,768         27,035
                                                                    ---------------------------------------    -----------

           Total assets                                               $32,374          $2,302      $ 6,728        $41,404
                                                                    =======================================    ===========

                                   (continued)

                             See accompanying notes.                           3

           HEADWATERS INCORPORATED AND HYDROCARBON TECHNOLOGIES, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET, continued
                              as of June 30, 2001


                                                                           Historical
                                                                    --------------------------    Pro Forma      Pro Forma
(thousands of dollars)                                                Headwaters        HTI      Adjustments      Combined
---------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

Current liabilities:
      Accounts payable                                               $  1,025         $   974                    $  1,999
      Accrued personnel costs                                           1,681             140                       1,821
      Other accrued liabilities                                         3,140           1,018      $    (1) [B]     4,157
      Short-term borrowings                                               612           1,888       (1,501) [G]
                                                                                                      (200) [B]       799
                                                                     --------------------------------------    -----------
           Total current liabilities                                    6,458           4,020       (1,702)         8,776
                                                                     --------------------------------------    -----------

Long-term liabilities:
      Notes payable, non-current                                          149              15                         164
      Other long-term liabilities                                         149             362        2,287  [H]
                                                                                                      (362) [I]     2,436
      Deferred revenue                                                  7,187                                       7,187
                                                                     --------------------------------------    -----------
           Total long-term liabilities                                  7,485             377        1,925          9,787
                                                                     --------------------------------------    -----------
           Total liabilities                                           13,943           4,397          223         18,563
                                                                     --------------------------------------    -----------

Stockholders' equity (net capital deficiency):
      Common stock                                                         23              16            1  [J]
                                                                                                       (16) [K]        24
      Capital in excess of par value                                   78,521           1,055       (1,055) [K]
                                                                                                     5,484  [J]
                                                                                                     1,325  [L]    85,330
      Accumulated deficit                                             (55,978)         (3,166)       3,166  [M]
                                                                                                    (2,400) [N]   (58,378)
      Other, primarily treasury stock                                  (4,135)                                     (4,135)
                                                                     --------------------------------------    -----------
           Total stockholders' equity (net capital deficiency)         18,431          (2,095)       6,505         22,841
                                                                     --------------------------------------    -----------

           Total liabilities and stockholders' equity (net
             capital deficiency)                                     $ 32,374         $ 2,302      $ 6,728       $ 41,404
                                                                     ======================================    ===========

                             See accompanying notes.                           4

           HEADWATERS INCORPORATED AND HYDROCARBON TECHNOLOGIES, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      For the year ended September 30, 2000

                                                                                  Historical
                                                                  ---------------------------------------   Pro Forma    Pro Forma
(thousands of dollars and shares, except per share amounts)             Headwaters            HTI          Adjustments    Combined
------------------------------------------------------------------------------------------------------------------------------------
                                                                       (Year ended         (Year ended
                                                                   September 30, 2000)  December 31, 2000)
Revenue:
      License fees                                                       $17,315                                            $17,315
      Chemical sales                                                       9,757                                              9,757
      Contract revenue                                                                        $6,897                          6,897
      Gains on non-recurring transactions                                 17,949                                             17,949
      Other                                                                  814                 241                          1,055
                                                                  -------------------------------------------------    -------------
           Total revenue                                                  45,835               7,138                         52,973
                                                                  -------------------------------------------------    -------------
Operating costs and expenses:
      Cost of chemical                                                     6,617                                              6,617
      Cost of operations                                                   3,821               6,086         $  86  [O]
                                                                                                               647  [P]      10,640
      Selling, general and administrative                                  5,361               1,403                          6,764
      Asset write-offs and other non-recurring charges                    17,758                                             17,758
      Research and development                                                                   559                            559
                                                                  -------------------------------------------------    -------------
           Total operating costs and expenses                             33,557               8,048           733           42,338
                                                                  -------------------------------------------------    -------------
Operating income (loss)                                                   12,278                (910)         (733)          10,635
                                                                  -------------------------------------------------    -------------

Other income (expense):
      Interest and investment income                                       1,775                   8                          1,783
      Interest expense                                                    (4,814)                (74)                        (4,888)
      Other, net                                                            (597)                 21            (7) [Q]        (583)
                                                                  -------------------------------------------------    -------------
           Total other expense, net                                       (3,636)                (45)           (7)          (3,688)
                                                                  -------------------------------------------------    -------------
Income (loss) before income taxes                                          8,642                (955)         (740)           6,947
Income tax benefit                                                         2,900                   9                          2,909
                                                                  -------------------------------------------------    -------------
Net income (loss) before extraordinary item                              $11,542              $ (946)        $(740)          $9,856
                                                                  =================================================    =============

Basic net income per common share before extraordinary item              $  0.57                                             $ 0.47
                                                                  ===============                                         ==========

Diluted net income per common share before extraordinary item            $  0.50                                             $ 0.42
                                                                  ===============                                         ==========

Weighted-average shares outstanding:
      Basic                                                               19,468                               593 [R]       20,061
                                                                  ===============                    =================    ==========
      Diluted                                                             22,235                               736 [R]       22,971
                                                                  ===============                    =================    ==========

                             See accompanying notes.                           5

           HEADWATERS INCORPORATED AND HYDROCARBON TECHNOLOGIES, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     For the nine months ended June 30, 2001

                                                                        Historical
                                                           ----------------------------------------     Pro Forma       Pro Forma
(thousands of dollars and shares, except per share amounts)   Headwaters                HTI            Adjustments       Combined
------------------------------------------------------------------------------------------------------------------------------------
                                                          (Nine months ended    (Nine months ended
                                                            June 30, 2001)        June 30, 2001)
Revenue:
      License fees                                              $15,770                                                   $15,770
      Chemical sales                                             15,432                                                    15,432
      Contract revenue                                                                $ 2,403                               2,403
      Other                                                       1,566                   185                               1,751
                                                           ----------------------------------------------------       ------------
           Total revenue                                         32,768                 2,588                              35,356
                                                           ----------------------------------------------------       ------------
Operating costs and expenses:
      Cost of chemical                                            9,889                                                     9,889
      Cost of operations                                          2,446                 3,682            $  65   [O]
                                                                                                           485   [P]        6,678
      Selling, general and administrative                         3,828                   970                               4,798
      Research and development                                                            283                                 283
                                                           ----------------------------------------------------       ------------
           Total operating costs and expenses                    16,163                 4,935              550             21,648
                                                           ----------------------------------------------------       ------------
Operating income (loss)                                          16,605                (2,347)            (550)            13,708
                                                           ----------------------------------------------------       ------------

Other income (expense):
      Interest and investment income                                511                     4               (1)  [S]          514
      Interest expense                                             (179)                  (84)               1   [S]         (262)
      Other, net                                                 (1,859)                 (433)              (5)  [Q]
                                                                                                           450   [T]       (1,847)
                                                           ----------------------------------------------------       ------------
           Total other income (expense), net                     (1,527)                 (513)             445             (1,595)
                                                           ----------------------------------------------------       ------------
Income (loss) before income taxes                                15,078                (2,860)            (105)            12,113
Income tax benefit (expense)                                       (140)                   37                                (103)
                                                           ----------------------------------------------------       ------------
Net income (loss)                                               $14,938               $(2,823)           $(105)           $12,010
                                                           ====================================================       ============

Basic net income per common share                               $  0.65                                                   $  0.51
                                                           =============                                              ============

Diluted net income per common share                             $  0.61                                                   $  0.48
                                                           =============                                              ============
Weighted-average shares outstanding:
      Basic                                                      22,723                                    593  [R]        23,316
                                                           =============                      =================       ============
      Diluted                                                    24,525                                    736  [R]        25,261
                                                           =============                      =================       ============

                             See accompanying notes.                           6

                           HEADWATERS INCORPORATED AND
                         HYDROCARBON TECHNOLOGIES, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS
           (dollars and shares in thousands, except per share amounts)


1.   Basis of Presentation

The pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2.   Acquisition of Hydrocarbon Technologies, Inc.

On August 28, 2001, Headwaters completed a 100% acquisition of Hydrocarbon Technologies, Inc. ("HTI"). HTI has significant intellectual property that includes the technology to transform coal and heavy oil into ultra-clean diesel fuel, recycle waste oil into valuable carbon products, and nano-catalyst technology. Total consideration at closing is currently estimated to be approximately $10,618 and includes direct costs incurred by Headwaters to consummate the acquisition. The following table sets forth the estimated consideration paid at closing to acquire HTI:

Estimated consideration at closing:
    Fair value of Headwaters stock (593 shares at
      $9.25 per share)                                          $   5,485
    Fair value of options to purchase 144 shares of
      Headwaters' common stock issued in exchange for
      152 outstanding vested HTI options                            1,325
    Cash paid to HTI stockholders                                   1,447
    Cash paid to retire HTI note payable to bank                    1,501
    Estimated direct costs                                            860
                                                                ---------
              Total                                             $  10,618
                                                                ---------

The value of Headwaters 593 shares of common stock issued was determined using the average market price of Headwaters' stock over a three-day period, consisting of the day the terms of acquisition were agreed to and one day prior to and one day subsequent to that day ($9.25). For purposes of computing the estimated fair value of the Headwaters stock options, the Black-Scholes option pricing model was used with the following assumptions: expected stock price volatility of .90, risk free interest rates of 3.5% to 4.0%, weighted average expected option lives of one to three years, no dividends, and a fair value of Headwaters' stock of $9.25 per share.

Additional contingent consideration can be earned by HTI's stockholders in future periods based on EBITDA targets and other milestones. As required by generally accepted accounting principles, a contingent liability of $2,287 was recorded representing the contingent incremental consideration for identified purchased assets in excess of the consideration paid at closing. A contingent liability was not recognized for the contingent incremental consideration that, if paid in the future, would be recorded as goodwill. These amounts will be adjusted in the future when the actual contingent consideration is known.

The following table sets forth the allocation of the total estimated consideration at closing to the tangible and intangible assets acquired and liabilities assumed:

Purchase price allocation:
     Tangible assets acquired, net of liabilities assumed           $     805
     Intangible assets acquired:
       Existing patented technology                                     9,700
       Acquired in-process research and development                     2,400
     Contingent liability for purchased assets in excess
       of consideration paid at closing                                (2,287)
                                                                    ---------
              Total consideration at closing                        $  10,618
                                                                    ---------

The HTI acquisition has been accounted for using the purchase method of accounting as required by Statement of Financial Accounting Standards No.141, "Business Combinations." Assets acquired and liabilities assumed have been recorded at their estimated fair values as of the acquisition date. Approximately $9,700 of the purchase price was allocated to identifiable intangible assets consisting of existing patented technology with an estimated useful life of 15 years.

Approximately $2,400 of the purchase price was allocated to purchased in-process research and development. This amount represents the estimated purchased in-process technology for projects that have not yet reached technological feasibility and have no alternative future use. The valuation of the in-process research and development included, but was not limited to, an analysis of the market for the acquired products and technologies, the completion costs for the projects, the expected cash flows attributed to the projects and the risks associated with achieving such cash flows. The estimated value of these projects was determined by estimating the costs to develop the purchased in-process technology into commercially viable products, estimating the resulting net cash flows from the sale of those products, and discounting the net cash flows back to their present value. The assumptions used in valuing the in-process research and development were based upon assumptions management believes to be reasonable, but which are inherently uncertain and unpredictable. For these reasons, actual results may vary from the estimated results. Headwaters recorded a non-recurring charge for this purchased in-process research and development as of the date of acquisition. Management believes that the acquired in-process research and development will be successfully developed; however, these technologies may not achieve commercial viability.

HTI's current development efforts are focused primarily on three projects: the hydrogen peroxide project, the nano particle precious metal catalyst project and the acrylic acid project. Developing and enhancing these products is time-consuming, costly, and complex. There is a risk that the development will not produce commercially viable products.

The hydrogen peroxide project, which is believed to represent a significant technical advancement in the production of hydrogen peroxide directly from hydrogen and oxygen, has been under development since 1997. To date, a lab-scale test has been successfully completed which led to a patent on the process that was received in January 2001. Presently, a continuous pilot test unit is under construction. When the pilot test unit is completed, a stability and optimization test will commence which is expected to take one year to complete. If the pilot test is successful, a commercial demonstration test will be undertaken. This test will also require approximately one year to complete. Total costs to complete the project are currently estimated to range from $500 to $1,000.

The nano particle precious metal catalyst project is a method of dispersing nano-sized particles over the surface of support material. Such a catalyst can improve performance and reduce precious metal consumption in numerous applications. This project is in the lab test stage. This stage is expected to take approximately one year to complete at a cost of about $500. It is anticipated the lab test stage will result in the development of multiple nano catalyst processes. At the completion of the lab test, each identified nano catalyst process will require approximately two years for both a pilot test and a commercial demonstration test. The cost for each nano catalyst process that completes the final two stages is expected to be approximately $1,000.

The acrylic acid project is a one-step process for the production of acrylic acid. This project has completed the lab test stage and the pilot test stage. As a result of the pilot test, some additional refinements which will make the process more competitive need to be done before advancing to the next development stage. Current expectations are that this additional testing will take six months and cost approximately $150. If successful refinements are made, the project would then proceed to a commercial demonstration test. That test is estimated to take a year to complete at a cost of approximately $400.

3.       Pro Forma Financial Statements and Adjustments

The pro forma combined balance sheet gives effect to the acquisition of HTI as if it had been completed as of June 30, 2001 and combines the historical June 30, 2001 balance sheets for both Headwaters and HTI. The pro forma combined statements of operations for the year ended September 30, 2000 and the nine months ended June 30, 2001 give effect to the acquisition as if it had occurred on October 1, 1999. The pro forma combined statement of operations for the year ended September 30, 2000 combines Headwaters' historical results for the year ended September 30, 2000 with HTI's historical results for the year ended December 31, 2000. Headwaters' historical consolidated statement of income for the year ended September 30, 2000 reflects the elimination of an extraordinary item for the early extinguishment of debt in the amount of $7,860. The pro forma combined statement of operations for the nine months ended June 30, 2001 combines both Headwaters' and HTI's historical results for that nine-month period. Accordingly, HTI's historical results for the three-month period from October 1, 2000 to December 31, 2000 are included in both the pro forma combined statement of operations for the year ended September 30, 2000 and the pro forma combined statement of operations for the nine months ended June 30, 2001.

The pro forma combined financial statements are presented for illustrative purposes only. Such information does not purport to be indicative of the results of operations or financial position which actually would have resulted had the acquisition occurred on the dates indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K.

The pro forma condensed combined financial statements give effect to the following pro forma adjustments:

      A Cash component of purchase price paid at closing ($1,447), plus cash paid to retire HTI note payable to a bank assumed in the acquisition ($1,501).

      B Elimination of a note receivable and accrued interest due to Headwaters from HTI.

      C Adjustment to increase HTI property, plant and equipment to fair value at acquisition date.

      D Identifiable intangible assets of HTI based on estimated fair value at acquisition date.

      E Reclassification of direct costs incurred by Headwaters to consummate acquisition of HTI.

      F  Elimination of HTI goodwill.

      G Elimination of HTI's note payable to a bank which was assumed and retired by Headwaters at acquisition date.

      H Contingent liability recorded to reflect contingent incremental consideration for identified purchased assets in excess of consideration paid at closing.

      I  Elimination of HTI negative goodwill.

      J  Headwaters common stock issued at closing.

      K  Elimination of HTI's capital accounts.

      L Fair value of options to acquire Headwaters common stock issued in exchange for outstanding vested HTI options.

      M  Elimination of HTI's accumulated deficit.

      N  Recognition of purchased in-process research and development.

      O Depreciation on increase in value of HTI buildings and equipment ($86 for the year ended September 30, 2000 and $65 for the nine months ended June 30, 2001).

      P Amortization of HTI identifiable intangible assets ($647 for the year ended September 30, 2000 and $485 for the nine months ended June 30,
         2001).

      Q Elimination of HTI's historical amortization of goodwill and negative goodwill.

      R The pro forma combined net income per share amounts are based on (i) Headwaters' historical weighted-average number of common shares outstanding, plus (ii) the shares issued at the acquisition date (593) and, for the diluted per-share computation, (iii) the effect of the shares issuable upon exercise of the options to acquire Headwaters common stock issued in exchange for outstanding vested HTI options, using the treasury stock method (143).

      S Elimination of interest income and interest expense on note receivable due to Headwaters from HTI.

      T  Elimination of HTI's non-recurring acquisition-related direct costs.